UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.      )

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ENCORE CAPITAL GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENCORE CAPITAL GROUP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 9, 2009

To Our Stockholders:

We cordially invite you to attend the 2009 annual meeting of stockholders of Encore Capital Group, Inc. Our annual meeting will be held at Le Parker Meridien New York, 118 West 57th Street, New York, New York 10019, on June 9, 2009, at 9:00 a.m. local time. The annual meeting is being held for the following purposes:

1.	To elect eight directors, each for a term of one year, and to approve the intended election of a ninth director;

2.	To approve an amendment and restatement of our 2005 Stock Incentive Plan (the “2005 Plan”) to increase by 2,000,000 shares the maximum number of shares of our common stock that may be issued or subject to awards under the plan, and to make certain other amendments to the plan;

3.	To approve the “performance-based” compensation provisions of our 2005 Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended;

4.	To ratify the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

5.	To transact such other business that may properly come before the meeting.

As resolved by our Board of Directors, stockholders of record at the close of business on April 13, 2009, are entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof.

We have enclosed a copy of our 2008 Annual Report on Form 10-K, which includes our audited consolidated financial statements.

Your vote is important. Whether or not you plan to attend the meeting in person, please submit your vote as soon as possible using one of the voting methods described in the attached materials. Submitting your voting instructions by any of these methods will not affect your right to attend the meeting and vote in person should you so choose.

By Order of the Board of Directors,

J. Brandon Black

President and Chief Executive Officer

April 29, 2009

San Diego, California

Page
Questions About the Meeting	1
What is the purpose of the annual meeting?	1
Who is entitled to vote?	1
Who can attend the meeting?	1
What constitutes a quorum?	1
How do I vote by proxy before the meeting?	2
May I vote my shares in person at the meeting?	2
What if I submit a proxy and then change my mind?	2
What are the Board’s recommendations for how I should vote my shares?	2
What vote is required to approve each item?	3
Can I exercise rights of appraisal or other dissenters’ rights?	3
Who pays for the cost of this proxy solicitation?	3
How many annual reports and proxy statements are delivered to the same address?	3
Election of Directors (Proposal No. 1)	5
General	5
Required Vote	5
Director Nominees	5
Additional Nominee	7
Board Meetings	7
Standing Committees	7
Corporate Governance	9
Executive Officers	10
Executive Compensation and Other Information	11
Compensation Discussion and Analysis	11
Compensation Committee Interlocks and Insider Participation	17
Report of the Compensation Committee	18
2008 Summary Compensation Table	19
2008 Outstanding Equity Awards at Fiscal Year-End	21
2008 Option Exercises and Stock Vested	22
2008 Non-Qualified Deferred Compensation	23
Potential Payments Upon a Termination or Change of Control	24
2008 Director Compensation	28
Certain Relationships and Related Transactions	30
Security Ownership of Principal Stockholders and Management	31
Section 16(a) Beneficial Ownership Reporting Compliance	33
Approval of Amendment and Restatement of our 2005 Stock Incentive Plan (Proposal No. 2)	34
Background	34
Proposal	34
Summary of the 2005 Plan	35
Equity Compensation Plan Information	37
Awards Since Plan Inception	37
Federal Income Tax Consequences	38
Future Plan Benefits	39
Required Vote	39
Approval of the “Performance-Based” Compensation Provisions of our 2005 Stock Incentive Plan to Comply With the Requirements of Section 162(m) of the Internal Revenue Code (Proposal No. 3)	40
Background	40
Proposal	40
Performance Goals and Plan Information	41
Required Vote	41

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ENCORE CAPITAL GROUP, INC.

8875 AERO DRIVE, SUITE 200

SAN DIEGO, CALIFORNIA 92123

(877) 445-4581

PROXY STATEMENT

This proxy statement relates to the 2009 annual meeting of stockholders of Encore Capital Group, Inc., to be held at Le Parker Meridien New York, 118 West 57th Street, New York, New York 10019, on June 9, 2009, at 9:00 a.m. local time, or at such other time and place to which the annual meeting may be adjourned or postponed. The enclosed proxy is solicited by our Board of Directors, and is first being mailed to stockholders entitled to vote at the meeting on or about April 29, 2009.

QUESTIONS ABOUT THE MEETING

What is the purpose of the annual meeting?

At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including (i) the election of eight directors and the approval of the intended election of a ninth director; (ii) the approval of an amendment and restatement of our 2005 Stock Incentive Plan (the “2005 Plan”) to increase by 2,000,000 shares the maximum number of shares of our common stock that may be issued or subject to awards under the 2005 Plan, and to make certain other amendments to the 2005 Plan; (iii) the approval of the “performance-based” compensation provisions of our 2005 Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended; and (iv) the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm. Our management will report on Encore’s progress and respond to questions from stockholders. In addition, representatives of BDO Seidman, LLP will be given an opportunity to make a statement and to respond to questions regarding the audit of our consolidated financial statements.

Who is entitled to vote?

Only stockholders of record at the close of business on the record date, April 13, 2009, are entitled to receive notice of the annual meeting and to vote the shares that they held on that date at the meeting, or any postponement or adjournment of the meeting.

At the close of business on the record date, April 13, 2009, there were 23,060,871 outstanding shares of our common stock, which are entitled to cast one vote each.

Who can attend the meeting?

All stockholders as of the record date, or their duly appointed proxies, may attend the meeting. Others may attend the meeting at our discretion. If you have any questions or wish to obtain directions to attend the annual meeting and to vote in person, please call Encore’s Investor Relations at (877) 445-4581.

What constitutes a quorum?

The presence at the meeting, in person or represented by proxy, of a majority of the outstanding shares entitled to vote on the record date will constitute a quorum, which will permit us to hold the annual meeting and conduct business. Proxies received but marked as abstentions, withheld votes and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting. Abstentions include shares present in person but not voting and shares represented by proxy but with respect to which the holder has abstained. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner.

How do I vote by proxy before the meeting?

Before the meeting, you may vote your shares in one of the following three ways if your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company:

•	By internet at www.voteproxy.com;

•	By telephone (from the United States and Canada only) at 1-800-PROXIES (1-800-776-9437); or

•	By mail by completing, signing, dating and returning the enclosed proxy card in the postage paid envelope provided.

Please refer to the proxy card for further instructions on voting via the internet and by telephone.

Please follow the directions on your proxy card carefully. If your shares are held in a brokerage account in the name of a bank, broker or other nominee (this is called “street name”), then you are the beneficial owner of the shares and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. You have the right to direct your bank or broker on how to vote the shares in your account, and your ability to vote by telephone or via the internet depends on the voting procedures used by your broker. You may receive a separate voting instruction form with this proxy statement, or you may need to contact your broker, bank or other nominee to determine whether you will be able to vote electronically using the Internet or telephone.

May I vote my shares in person at the meeting?

Yes. You may vote your shares at the meeting if you attend in person, even if you previously submitted a proxy card or voted by internet or telephone. Whether or not you plan to attend the meeting, however, we encourage you to vote your shares by proxy before the meeting. Please note that if your shares are held in “street name” and you wish to vote at the meeting, you will not be permitted to do so unless you first obtain a legal proxy issued in your name from the broker, bank or nominee that holds your shares.

What if I submit a proxy and then change my mind?

You may revoke your proxy at any time before it is exercised:

•	By filing with the Secretary of Encore a notice of revocation;

•	By sending in another duly executed proxy bearing a later date; or

•	By attending the meeting and casting your vote in person.

What are the Board’s recommendations for how I should vote my shares?

If you sign and return your proxy card with voting instructions, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you sign and return a proxy card but do not fill out the voting instructions on the proxy, the persons named on the proxy card will vote in accordance with the recommendations of our Board. The Board recommends that you vote your shares as follows:

Proposal 1 – FOR the election of the nominated slate of directors for a term of one year as well as the intended election of a ninth nominee.

Proposal 2 – FOR the approval of the amendment and restatement of our 2005 Plan to increase by 2,000,000 shares the maximum number of shares of our common stock that may be issued or subject to awards under the 2005 Plan, and to make certain other amendments to the 2005 Plan.

Proposal 3 – FOR the approval of the “performance-based” compensation provisions of our 2005 Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended.

Proposal 4 – FOR the ratification of the appointment of BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.

With respect to any other matter that properly comes before the meeting, the proxyholders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve each item?

Election of Directors. The eight nominees who receive the most votes will be elected to our Board of Directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, and will have no effect on the proposal to elect the directors other than it will be counted for purposes of determining whether there is a quorum present at the annual meeting. Abstentions will have the same effect. A properly executed proxy marked “FOR ALL NOMINEES” will also constitute approval of the intended election of a ninth nominee as a director as described under the Election of Directors section of this proxy statement.

Other Items. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Because abstentions represent shares entitled to vote on any matter presented for stockholder approval, the effect of an abstention will be the same as a vote against a proposal.

Effect of Broker Non-Votes. If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

Can I exercise rights of appraisal or other dissenters’ rights?

Under Delaware law, holders of our voting stock are not entitled to demand appraisal of their shares or exercise similar rights of dissenters as a result of the approval of any of the proposals to be presented at the annual meeting.

Who pays for the cost of this proxy solicitation?

We will bear the cost of solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of our outstanding common stock. In addition to the solicitation of proxies by mail, our officers, directors and regular employees may solicit proxies in person, by telephone or by facsimile, none of whom will receive additional compensation for those services.

How many annual reports and proxy statements are delivered to the same address?

If you and one or more of our other stockholders share the same address, it is possible that only one annual report and proxy statement was delivered to your address. This is known as “householding.” Any registered stockholder who wishes to receive separate copies of an annual report or proxy statement at the same address now or in the future may: (i) call Encore at (877) 445-4581, or (ii) mail a request to receive separate copies to: Encore Capital Group, Inc., 8875 Aero Drive, Suite 200, San Diego, CA 92123, Attention: Corporate Secretary, and we will promptly deliver the annual report and/or proxy statement to you upon your request. Stockholders who own our common stock through a broker and who wish to receive separate copies of an annual report and proxy statement should contact their brokers directly. Stockholders currently receiving multiple copies of an annual report and proxy statement at a shared address and who wish to receive only a single copy in the future may direct their request to the same phone number or address as given above.

ELECTION OF DIRECTORS

(PROPOSAL NO. 1)

General

Our Board of Directors currently consists of nine members, each with a term expiring at the 2009 Annual Meeting. Director Carl C. Gregory, III has informed the Board that he does not intend to stand for re-election following the expiration of his current term of office. The Nominating Committee of the Board has recommended, and the Board has nominated, the remaining eight incumbent directors for election at the 2009 Annual Meeting and will reduce the size of the Board of Directors to eight members at that time. The Nominating Committee of the Board has also recommended the election of H Ronald Weissman as a director promptly following his retirement as a partner of Ernst & Young LLP effective July 3. 2009, and the Board intends to expand the number of directors to nine and to elect Mr. Weissman as a director at such time. A vote FOR the election of the eight nominees listed below will also constitute approval of the intended election of Mr. Weissman as a director.

In the event that any nominee named below is unable or declines to serve as a director, the Board of Directors may reduce the size of the Board or may designate an alternate nominee to fill the vacancy. If a substitute nominee is named, the proxyholders will vote the proxies held by them for the election of such person, unless contrary instructions are given. We are not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director continues until the next annual meeting of stockholders or until his or her successor has been elected and qualified.

Required Vote

If a quorum is present and voting, the eight nominees receiving the highest number of votes will be elected to the Board of Directors.

The Board of Directors recommends a vote FOR election of each of the director nominees. A vote FOR all nominees will also constitute approval of the intended election of H Ronald Weissman as a director following the Annual Meeting.

Director Nominees

Set forth below is certain biographical information about each of our nominees to the Board of Directors.

Name	Age	Position(s)
J. Brandon Black	41	Director, President and Chief Executive Officer
Timothy J. Hanford	45	Director
George Lund	44	Chairman of the Board of Directors
Richard A. Mandell	66	Director
Willem Mesdag	55	Director
John J. Oros	62	Director
J. Christopher Teets	36	Director
Warren Wilcox	51	Director

J. BRANDON BLACK. Mr. Black has served as a director since May 2005. Mr. Black joined Encore in May 2000, and has served as our President and Chief Executive Officer since October 2005. Mr. Black also served as our President and Chief Operating Officer from October 2004 to October 2005, and as Executive Vice President and Chief Operating Officer from May 2000 to October 2004. From March 1998 until joining Encore, Mr. Black was the Senior Vice President of Operations for West Capital Financial Services Corp. Prior to joining West Capital, Mr. Black worked for First Data Resources during the period of September 1997 through April

1998 and for Capital One Financial Corporation from June 1989 until August 1997. Mr. Black holds a bachelor’s degree from the College of William and Mary and an MBA from the University of Richmond.

TIMOTHY J. HANFORD. Mr. Hanford has served as a director since May 2007. Mr. Hanford has been a Managing Director of J.C. Flowers & Co. UK Ltd., an affiliate of investment advisor J.C. Flowers & Co. LLC, since January 2009. From July 2006 to December 2008, he served as Co-Head of FPK Capital. Prior to his role at FPK Capital, he was Head of Private Equity at Dresdner Bank from January 2003 to June 2006 and was a member of the Institutional Restructuring Unit’s Executive Committee. Mr. Hanford’s other previous experience includes private equity investing with Charlemagne Capital and serving as the main Board Director of Schroders, based in Hong Kong and Tokyo, where he was responsible for structured finance. Mr. Hanford holds an MS degree from Stanford University’s Graduate School of Business, where he was a Sloan Fellow, and a BSc degree in Chemical Engineering from Birmingham University.

GEORGE LUND. Mr. Lund has served as the Chairman of our Board since August 2008 and as a director since September 2007. The Board of Directors intends to appoint Mr. Lund to be our Executive Chairman at the time Mr. Weissman is elected as a director. Mr. Lund is the Chairman and CEO of Torch Hill Investment Partners, a private equity firm focusing on defense, intelligence, and civil and corporate security. Prior to Torch Hill he was the Chairman and Chief Executive Officer of BANKFIRST, a national issuer of consumer credit, serving in that capacity from 1986-2004. Mr. Lund holds a business administration degree from Southern Methodist University.

RICHARD A. MANDELL. Mr. Mandell served as the Chairman of our Board of Directors from October 2004 until May 2007 and has served as a director since June 2001. He was appointed President and Chief Executive Officer of Hampshire Group, Ltd. in April 2009 and has served on their Board of Directors since April 2008. He also serves on the Board of Directors of Trian Acquisition I Corp., and has been a private investor and financial consultant. Mr. Mandell was a Vice President-Private Investments of Clariden Asset Management (NY) Inc., a subsidiary of Clariden Bank, a private Swiss bank, from January 1996 until February 1998. From 1982 until June 1995, Mr. Mandell served as a Managing Director of Prudential Securities Incorporated, an investment banking firm. Mr. Mandell holds a BSE degree from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

WILLEM MESDAG. Mr. Mesdag has served as a director since May 2007. Mr. Mesdag has served as a Partner of Red Mountain Capital Partners LLC, an investment advisor, since January 2005. Mr. Mesdag also serves as a director of 3i Group plc, Cost Plus, Inc. and Davis Petroleum Corporation. Prior to establishing Red Mountain Capital Partners LLC, Mr. Mesdag was an investment banker at Goldman, Sachs & Co. Mr. Mesdag joined Goldman, Sachs & Co. in 1981 and was made a General Partner in 1990. Mr. Mesdag holds a bachelor’s degree from Northwestern University and a JD degree from the Cornell Law School.

JOHN J. OROS. Mr. Oros has served as a director since May 2007. Mr. Oros has served as a Managing Director of J.C. Flowers & Co. LLC, an investment advisor, since February 2006. Mr. Oros has also served as the Executive Chairman of Enstar Group Limited since January 2007 and as a director since November 2001. Mr. Oros has served in various positions for The Enstar Group, Inc. and its successor entity Enstar USA, Inc., including President since January 2007, President and Chief Operating Officer from June 2001 to January 2007, Executive Vice President from March 2000 to June 2001, and director from 2000 to January 2007. Before joining The Enstar Group, Inc., Mr. Oros was an investment banker at Goldman, Sachs & Co. in the Financial Institutions Group. Mr. Oros joined Goldman, Sachs & Co. in 1980 and was made a General Partner in 1986. Mr. Oros holds a bachelor of business administration degree from the University of Wisconsin.

J. CHRISTOPHER TEETS. Mr. Teets has served as a director since May 2007. Mr. Teets has served as a Partner of Red Mountain Capital Partners LLC, an investment advisor, since February 2005. Mr. Teets also serves as a director of Air Transport Services Group, Inc. and Affirmative Insurance Holdings, Inc. Prior to

joining Red Mountain Capital Partners LLC, Mr. Teets was an investment banker at Goldman Sachs & Co.

Mr. Teets joined Goldman, Sachs & Co. in 2000 and was made a Vice President in 2004. Mr. Teets holds a bachelor’s degree from Occidental College and an MSc degree from the London School of Economics.

WARREN WILCOX. Mr. Wilcox has served as a director since September 2007. Mr. Wilcox is currently Head of Advisory Services and Executive Vice President of Visa Inc., having served in that capacity since March 2008. Prior to Visa, Mr. Wilcox served as Vice Chairman, Marketing and Planning at WaMu Card Services, a division of Washington Mutual, Inc. He was previously Vice Chairman of Providian Financial Corporation (which WaMu acquired in 2005). Prior to joining Providian in 2002, Mr. Wilcox served as the Executive Vice President, Planning and Development at Fleet Credit Card Services from 1998 to 2001. Before Fleet, Mr. Wilcox spent 13 years at Household Credit Services, where he held a variety of senior management positions. Mr. Wilcox holds a Bachelor of Science degree from Illinois State University and a Master of Science degree in Management from Purdue University.

Additional Nominee

The Board of Directors intends to increase the number of authorized directors to nine and to elect H Ronald Weissman as a director promptly following his retirement from Ernst & Young LLP effective July 3, 2009, with a term of office continuing until the next annual meeting of stockholders or until his successor has been elected and qualified. The Board is not currently aware of any circumstances that would prevent Mr. Weissman from serving as a director, and he has indicated his willingness to so serve. However, in the unlikely event that he is unable or declines to serve as a director, the Board of Directors would not increase the size of the Board of Directors until such time as it had identified another qualified candidate. Set forth below is certain biographical information concerning Mr. Weissman.

H RONALD WEISSMAN. Mr. Weissman is currently a Senior Partner with Ernst & Young LLP, where he is a member of the Financial Services Office and also serves as the leader for the Office of the Chairman Accounts for the Americas International Financial Reporting Standards (IFRS) Network. Prior to joining Ernst & Young in 2002, Mr. Weissman served as a Partner with Arthur Andersen LLC and Andersen Worldwide SC from 1970 to 2002. He holds an MBA from the Columbia Graduate School of Business and a bachelor’s degree from Union College. Mr. Weissman is a Certified Public Accountant.

Board Meetings

The Board of Directors met eight times during 2008. Each director nominee who served on the Board in 2008 attended at least 75% of the total number of meetings held by the Board and all committees on which such director served during the period he was a director in 2008.

Standing Committees

The Board of Directors has standing Audit, Nominating and Compensation Committees. The current members of these Committees are as follows:

Name	Audit	Nominating	Compensation
Timothy J. Hanford			X
George Lund	X
Richard A. Mandell	X	X
Willem Mesdag		X
John J. Oros		X
J. Christopher Teets			X
Warren Wilcox	X		X

Our Board of Directors has adopted written charters for the Audit, Nominating and Compensation Committees, and each of those written charters is available on our website at www.encorecapitalgroup.com. Click on “Investors,” then “Corporate Governance” and then “Committee Charters.” The Compensation and

Nominating Committees assess the adequacy of their charters from time to time, and the Audit Committee assesses the adequacy of its charter annually. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this document.

Audit Committee. We have a standing Audit Committee that is responsible for assisting the Board in oversight of the quality and integrity of the accounting, auditing and financial reporting practices of Encore. The Audit Committee met four times in 2008 and otherwise acted by unanimous written consent.

In performing its duties, the Audit Committee:

•	appoints and reviews the performance of our independent registered public accounting firm,

•	approves audit and non-audit fees,

•	reviews and evaluates our financial statements, accounting principles and system of internal controls regarding finance, accounting, legal compliance and ethical behavior,

•	reviews and approves related person transactions, and

•	considers other appropriate matters regarding our financial affairs.

Compensation Committee. The Compensation Committee is responsible for discharging the responsibilities of the Board with respect to the compensation of our executive officers, administering all of our equity-based plans and periodically reviewing compensation and equity-based plans, with authority to adopt such plans. The Compensation Committee met 14 times during 2008.

The Compensation Committee sets performance goals and objectives for the executive officers, evaluates their performance with respect to those goals, sets their compensation based upon the evaluation of their performance and approves all employment and severance related agreements with such executives. In evaluating executive officer compensation, the Compensation Committee may retain the services of compensation consultants and considers recommendations from the Chief Executive Officer with respect to goals and compensation of the other executive officers. The Compensation Committee also periodically reviews compensation for non-employee directors. All decisions with respect to executive and director compensation are approved by the Compensation Committee.

Nominating Committee. The function of the Nominating Committee is to consider and recommend qualified candidates for election as directors of Encore. The Nominating Committee met once in 2008 and otherwise acted by unanimous written consent.

Prior to each annual meeting of stockholders, the Nominating Committee identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board decides not to nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria described below. Current members of the Nominating Committee and Board and management are polled for suggestions as to individuals meeting the applicable criteria. Research may also be performed to identify qualified individuals.

The factors that the Nominating Committee considers in evaluating prospective director nominees include the following:

•	the appropriate size of the Board;

•

a candidate’s knowledge, skills and experience, including experience in business, finance, accounting or administration, in light of prevailing business conditions, the needs of Encore and the knowledge, skills and experience already possessed by other members of the Board;

•	whether a candidate is “independent,” as defined by Nasdaq Marketplace Rules and other applicable standards and whether circumstances exist that may create the appearance of a conflict of interest;

•	a candidate’s familiarity with accounting rules and practices applicable to our business;

•	a candidate’s character, integrity and reputation for working constructively with others;

•	whether a candidate has sufficient time available to devote to the duties of a director of Encore;

•	the importance of maintaining productive working relationships among the Board members and between the Board and management for the benefit of all stockholders; and

•	recognition of both the considerable benefit of continuity and the fresh perspective provided by the periodic introduction of new members.

The Nominating Committee will consider stockholder nominations for directors submitted in accordance with the procedure set forth in Section 3.14 of our Bylaws. We consider each candidate equally based on the factors listed above, regardless of whether the candidate is recommended by a stockholder for election to our Board or is recommended by a member of the Board or a third party search firm. The procedures for stockholder nominated director candidates provide that a notice relating to the nomination in connection with an annual meeting must be timely given in writing to: Encore Capital Group, Inc., Attention: Corporate Secretary, 8875 Aero Drive, Suite 200, San Diego, CA 92123. To be timely, the notice must be delivered within the time period described in the Stockholder Proposals and Nominations section of this proxy statement. Such notice must be accompanied by the nominee’s written consent to serve if elected, and must contain information relating to the business experience and background of the nominee, and provide information with respect to the nominating stockholder and persons acting in concert with the nominating stockholder and otherwise comply with the requirements outlined in our Bylaws.

Corporate Governance

Director Independence. The Board of Directors has determined that Messrs. Hanford, Lund, Mandell, Mesdag, Oros, Teets and Wilcox are “independent directors” within the meaning of Nasdaq listing standards, which directors constitute a majority of the Board. The Board has determined that each member of the Board’s Audit, Compensation and Nominating Committees is independent (or similarly designated) based on the Board’s application of the standards of Nasdaq, the Securities and Exchange Commission (the “SEC”), or the Internal Revenue Service, as appropriate for such committee membership.

Audit Committee Financial Expert. The Board has determined that at least one member of the Audit Committee, Mr. Mandell, is an “audit committee financial expert” as defined in SEC regulations and also possesses the financial sophistication and requisite experience as required under Nasdaq listing standards.

Code of Ethics. The Board has adopted a Code of Ethics applicable to our directors and all employees and officers, including our principal executive officer and our principal financial officer. A copy of the Code of Ethics is available on our website at www.encorecapitalgroup.com. Click on “Investors,” then “Corporate Governance” and then “Code of Ethics.” We may post amendments to or waivers of the provisions of the Code of Ethics, if any, made with respect to any of our directors and executive officers on that website, unless otherwise required by Nasdaq listing standards to disclose any waiver in a Current Report on Form 8-K. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this document.

Communications with Directors. We have not adopted a formal process for stockholder communications with the Board; however, stockholders can contact the Board or an individual director by writing to: Board of Directors, Encore Capital Group, Inc., 8875 Aero Drive, Suite 200, San Diego, CA 92123, Attention: Corporate Secretary. Absent unusual circumstances or as contemplated by committee charters, communications received in writing are distributed to members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. Given our size, the Board does not deem it necessary to formally adopt a written policy regarding stockholder communications.

Executive Sessions of Independent Directors. Independent Board members meet without management present at least twice a year following regularly scheduled Board meetings.

Policy Regarding Directors’ Attendance at Annual Meetings. We encourage directors to attend our annual meeting, but we do not have a policy that requires the attendance of all directors at our annual meeting. All of our current directors were directors at the time of the 2008 annual meeting of stockholders and each of those directors attended the 2008 annual meeting.

EXECUTIVE OFFICERS

Set forth below is certain biographical information about each of our current executive officers. Executive officers are appointed annually by the Board of Directors and serve at the discretion of the Board.

Name	Age	Position(s)
J. Brandon Black	41	President, Chief Executive Officer and Director
Paul Grinberg	48	Executive Vice President, Chief Financial Officer, Treasurer and Secretary

J. BRANDON BLACK. For biographical information on Mr. Black, see disclosure in the Directors section above.

PAUL GRINBERG. Mr. Grinberg has served as our Executive Vice President, Chief Financial Officer and Treasurer since May 2005 and was appointed Secretary in June 2008. From September 2004 until May 2005, he served as our Senior Vice President of Finance. From May 2003 until joining Encore, Mr. Grinberg was the founder and President of Brio Consulting Group, a company that helped venture and private equity backed companies with strategy, M&A, business planning and interim CFO services. From May 2000 until April 2003, Mr. Grinberg served as Chief Financial Officer of Stellcom, Inc., a systems integration firm focused on providing mobile and wireless engineering solutions to Fortune 1000 companies. From February 1997 until April 2000, Mr. Grinberg served as Executive Vice President and Chief Financial Officer of TeleSpectrum Worldwide, Inc., a publicly traded company that provided outsourced call center solutions to Fortune 500 companies. From September 1983 until January 1997, Mr. Grinberg was employed at Deloitte & Touche LLP, where he served in several capacities, the most recent of which was as a partner in the firm’s Merger and Acquisition Services Group. Mr. Grinberg also serves as a director, Chairman of the audit committee and member of the compensation and nominating committees of Bank of Internet USA, an FDIC insured internet-only bank. Mr. Grinberg received his bachelor’s degree in accounting from Yeshiva University in 1983 and his MBA from Columbia University in 1989, and he is a Certified Public Accountant.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The purpose of this compensation discussion and analysis (“CD&A”) is to provide information about each material element of compensation earned by our Named Executive Officers during our 2008 fiscal year. The following discussion and analysis should be read in conjunction with the “2008 Summary Compensation Table” and related tables and narrative that are presented in this proxy statement. We discuss the definition of “Named Executive Officers” in the “2008 Summary Compensation Table.”

For our 2008 fiscal year, our Named Executive Officers were:

•	J. Brandon Black, our President and Chief Executive Officer;

•	Paul Grinberg, our Executive Vice President, Chief Financial Officer, Treasurer and Secretary; and

•

Robin R. Pruitt, formerly our Senior Vice President, General Counsel and Secretary. Ms. Pruitt resigned from the offices she held with Encore effective June 20, 2008 and her employment terminated on August 25, 2008.

This CD&A addresses and provides the context behind the numerical and related information contained in the “2008 Summary Compensation Table” and related tables and includes actions regarding executive compensation that occurred after the end of our 2008 fiscal year, including the award of bonuses related to 2008 performance, and the adoption of any new, or the modification of any existing, compensation programs.

Processes and Procedures for Considering and Determining Executive and Director Compensation

Our executive compensation program is administered by the Compensation Committee of the Board. The Compensation Committee determines the compensation of our Named Executive Officers and administers our equity-based incentive plans. Among other things, the Compensation Committee has the authority and responsibility under its charter to:

•	periodically review and approve our policies on executive compensation, benefits and perquisites, including incentive cash compensation plans, or other forms of executive incentives;

•	annually review and, as required, vote in executive session to set the compensation, benefits, and perquisites of the Chief Executive Officer (“CEO”), who serves as our principal executive officer;

•

annually review and, as required, vote in executive session to set the compensation, benefits, and perquisites of all executive officers to satisfy the Compensation Committee that there is equity in the compensation practices and general integrity in conforming to approved plans and policies;

•	set the compensation and benefits for non-employee directors; and

•

consider, approve and administer our incentive compensation plans and equity-based plans in which directors, the CEO, other executive officers and other employees and key consultants may be participants, including, but not limited to: (a) approving option grants and restricted stock or other awards, (b) interpreting the plans, (c) determining rules and regulations relating to the plans, (d) modifying or canceling existing grants or awards, and (e) imposing limitations, restrictions and conditions upon any grant or award as the Compensation Committee deems necessary or advisable.

Overview

Our Compensation Philosophy and Purpose. The Compensation Committee is chartered with establishing and reviewing the performance and compensation of our Named Executive Officers and other executive officers.

Incentive compensation arrangements are the cornerstone of the Compensation Committee’s executive compensation policies. Our compensation philosophy is to establish and maintain base salaries, bonus plans and equity-based compensation plans that will attract and retain qualified executive officers and key employees necessary for our continued successful operation and growth and ensure that management is rewarded appropriately for its contributions to our growth and profitability in alignment with our objectives and stockholder interests.

Ultimately, our compensation philosophy is generally focused on the following:

•

Pay for Performance and Experience. Base salaries are commensurate with the executive’s or key employee’s experience and expertise coupled with an assessment of: (i) the executive’s contribution to Encore, (ii) the responsibilities and experience of the executive, (iii) the terms of applicable employment agreements, and (iv) the recommendations of senior management. Incentive compensation is likewise tied to performance and experience.

•

Market Comparison. The Compensation Committee, with the assistance of outside consultants and/or management, periodically analyzes market compensation data and other relevant information regarding total direct compensation structures, giving appropriate weight to the data from our market competitors. Our compensation programs must be competitive in order to retain our senior executives.

•

Alignment with Stockholder Interests. In general, the payment of our incentive compensation is dependent upon the achievement of targeted corporate operating measures. We believe that basing a component of employee compensation on corporate results and performance aligns employee interests with stockholder interests. In addition, a portion of our executive compensation consists of stock incentives, including option and/or restricted stock unit (“RSU”) awards, so that executives’ interests are further aligned with the interests of our stockholders.

•

Retention. We believe that our compensation program should be designed to attract and retain highly talented individuals critical to our success by providing competitive total compensation with significant retention features. Our option and RSU awards also are designed to retain our executives and other key employees, while also accomplishing our other compensation goals and objectives.

•

Severance. To provide sufficient assurances to our executives, the Compensation Committee approved severance arrangements for each of our current executives, which provides for certain payments if the executive’s employment is terminated without cause or if the executive resigns for good reason.

Outside Consultants. The Compensation Committee has the specific authority to hire outside advisors and consultants in their discretion at our expense. In 2008, the Committee engaged Compensia, Inc., an external independent executive consulting firm (“Compensia”), to assist the Committee in assessing our executive compensation practices and to benchmark our compensation programs for base salaries, annual cash incentive bonus plans, long-term equity awards, and severance protection and change of control arrangements against a peer group of companies. The Committee worked with Compensia to establish a peer group they believed was appropriate and relatively comparable to Encore, and this peer group is shown below in the table. Compensia used compensation data from proxy statements where the peer company information was publicly available, and third party survey data where compensation data was not publicly available.

Peer Group Companies

Advance America, Cash Advance Centers	Consumer Portfolio Services	FirstCity Financial
Affirmative Insurance Holdings	Credit Acceptance	Infinity Property and Casualty
Asset Acceptance Capital	Dollar Financial	NCO Group
Asta Funding	EZCORP	Ocwen Financial
Cash America International	Fair Isaac	Portfolio Recovery Associates
CompuCredit	First Acceptance	World Acceptance

Role of Executives in the Compensation Setting Process. The Compensation Committee generally solicits management’s assistance on determining executive compensation as it deems appropriate. However, when reviewing and setting the compensation, benefits, and perquisites of the CEO, neither the CEO nor any employee of Encore is present. In addition, when the Compensation Committee reviews and sets the compensation, benefits, and perquisites of all executives, the CEO may be present during deliberations at the Compensation Committee’s discretion, but the CEO may not be present for voting on officer compensation, benefits or perquisites. Although the CEO generally makes recommendations to the Compensation Committee with respect to executive compensation decisions, including base salaries, cash incentive bonuses and equity-based awards, the Compensation Committee has in the past determined compensation, benefits or perquisites that were different from that recommended by the CEO.

The Compensation Committee approves all grants of equity-based awards. Equity award grants to executives are determined based on a periodic review by the Compensation Committee regarding appropriate incentives, with recommendations typically originating from management, consistent with the criteria established in the long-term incentive program adopted by the Compensation Committee.

Elements of our Compensation Program

Our compensation plans are designed to provide a competitive total compensation package consistent with our performance in the marketplace. The compensation program for each of our Named Executive Officers includes:

•	base salary;

•	annual cash incentive bonus;

•	stock-based compensation incentive;

•	severance protection and/or change of control arrangements; and

•	participation in other benefit plans and programs.

While executives have more of their total compensation at risk than other employees, the principles that serve as the basis for Named Executive Officer compensation practices apply to the compensation plans for all employees who are eligible for incentive compensation; namely, corporate and individual performance drive incentive compensation.

Base Salary. The first component of our executive compensation package is base salary. Our philosophy is to pay base salaries that are commensurate with the executive’s experience and expertise, taking into account competitive market data for executives with similar backgrounds, experience and expertise. The factors considered by the Compensation Committee in making its evaluation and determination regarding the appropriateness of base salary include:

•	an assessment of each executive’s contribution to Encore;

•	the responsibilities and experience of each executive;

•	competitive market data, individual performance, and other relevant information regarding base salary structures;

•	the terms of any applicable employment agreements;

•	the detriment to us should the executive leave Encore’s employ; and

•	recommendations of senior management.

The Compensation Committee generally reviews each executive’s base salary and benefits on an annual basis and from time to time as it deems appropriate.

With respect to its periodic review of salaries for our Named Executive Officers and other executives in 2008, the Compensation Committee considered data provided by our management which included an assessment of corporate performance, as well as individual performance of each executive. In addition, the Committee reviewed the advice of Compensia. The base salaries set for 2008 were believed to be consistent with our compensation philosophy, which attempts to establish a strategic balance between “pay at risk” and market competitiveness. The Compensation Committee determined on March 9, 2009 to leave base salaries for Named Executive Officers at their current level.

CEO Salary. The base salary for Mr. Black was set forth in the employment agreement we entered into with him in June 2005 and amended in June 2006 and December 2008. This employment agreement was terminated in March 2009 at the time we entered into a severance protection agreement with him, as further described in the narrative following the “2008 Summary Compensation Table” section and the “Potential Payments Upon a Termination or Change of Control” section. For 2008, Mr. Black’s base salary was set at the annual rate of $414,260 effective March 1, 2008. Although the Board can increase his salary in its sole discretion, on March 9, 2009, the Compensation Committee determined to leave Mr. Black’s base salary at its current level.

We disclose the salary earned in 2008 by our Named Executive Officers in the “Salary” column of the “Summary Compensation Table.”

Annual Cash Incentive Bonus. The second component of our executive compensation package is an annual cash incentive bonus. Each executive’s target bonus is a stated percentage of his or her annual salary. Actual bonuses paid to executives under our annual performance-based cash incentive plan are computed based upon achievement of our corporate performance against targeted operating measures, and the Compensation Committee’s evaluation of each executive’s individual performance and contribution, taking into account the recommendation of the CEO. We believe that variable bonus opportunities should be used to provide higher rewards for higher performers and drive the successful achievement of short term critical business objectives.

The Compensation Committee exercises its discretion in awarding cash bonuses to our executives. Subject to the terms of any applicable employment agreement, the Compensation Committee may determine not to approve an award for any or all executives or to reduce the amount of any such award, even if the targets are met. The Compensation Committee periodically reviews the bonus component of executive incentive compensation and, in addition to bonuses paid under our plan, the Compensation Committee may approve payment of discretionary bonuses for performance or other reasons for certain executives.

For 2008, the Compensation Committee established goals and parameters for the annual cash incentive program based on corporate financial objectives reflected in our 2008 operating plan approved by the Board, as well as a stated bonus target for each individual. Earnings before interest, tax, depreciation and amortization, or EBITDA, was selected as the sole corporate performance metric upon which the available bonus pool for 2008 would be based. In determining bonuses that would be paid under the plan based on corporate and individual performance, the Committee approved an increase in the available bonus pool in order to adequately acknowledge the collective achievements of our key contributors and to recognize certain individual performances that would not have been possible based upon the available bonus pool using EBITDA as the sole metric. Based on corporate and individual performance for 2008, actual bonus payouts for our Named Executive Officers and reported in the “2008 Summary Compensation Table” below ranged from 62% to 83% of the executives’ base salary, with Ms. Pruitt’s bonus determined in accordance with her severance agreement and prorated through the date of her termination.

Stock-Based Compensation Incentives. The third component of our executive compensation package is stock-based compensation incentives, which have traditionally taken the form of non-qualified stock options and RSUs. The Compensation Committee periodically considers grants of options and RSUs to our executive officers and key employees to more closely align the interests of our executive officers and key employees with the long-term interests of Encore and our stockholders.

Plans. Our 1999 Equity Participation Plan (“1999 Plan”), as amended, reserved up to 3,300,000 shares of our common stock for awards granted to employees, directors and consultants. Pursuant to the 1999 Plan, we could grant stock options at a price in excess of 85% of the fair market value on the date of the grant and for a term not to exceed ten years. Options generally vested ratably over a three-year period unless otherwise determined by the Compensation Committee.

On March 30, 2005, our Board of Directors adopted our 2005 Stock Incentive Plan (“2005 Plan”) for Board members, employees, officers, executives, consultants and advisors. The 2005 Plan was approved by our stockholders at the annual meeting on May 3, 2005. The 2005 Plan provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, restricted stock units, and performance-based awards to eligible individuals. Upon adoption, originally an aggregate of 1,500,000 shares of our common stock were available for awards under the 2005 Plan, in addition to the number of shares that remained available under the 1999 Plan. In addition, shares subject to options or awards granted under either the 1999 Plan or the 2005 Plan that terminate or expire are available for grant under the 2005 Plan. On March 9, 2009, our Board of Directors approved an amendment and restatement to increase by 2,000,000 the maximum number of shares of our common stock that could be subject to awards made under the 2005 Plan and made certain other amendments to the plan, subject to stockholder approval, as described in Proposal No. 2 of this proxy statement.

Long-Term Incentive Program. Our Compensation Committee implemented a long-term incentive program under the 2005 Plan with the intent of making annual grants of RSUs and/or non-qualified stock options to executive officers and other eligible employees. The aggregate value of the annual grants will be a discretionary amount linked to the contribution of each individual and position as agreed upon and defined by the Compensation Committee using market data as a point of reference.

We had not considered issuing RSUs prior to 2005. Historically, option grants were given favorable accounting and tax treatment and, given that option grants are extremely common in the markets in which we operate, we had no compelling reason to look to other forms of equity compensation until the implementation of Statement of Financial Accounting Standards No. 123R (“FAS 123R”) changed the accounting treatment for stock options effective 2007. Since the implementation of FAS 123R, many public companies have begun issuing RSUs. We believe that one advantage to using RSUs is that we can issue fewer shares to achieve the same value when compared to stock option grants, which will be less dilutive to our stockholders. At the same time, grants of RSUs confer potential benefits on the recipient upon vesting regardless of the performance of our stock price.

Stock-Based Compensation Incentives for 2008. There were no equity awards granted to Named Executive Officers during 2008 because the Committee was undertaking a broader review of our compensation policies and consulting with Compensia.

Severance Agreements. On March 9, 2009, the Compensation Committee approved executive severance protection agreements for Messrs. Black and Grinberg, and such agreements were entered into on March 12, 2009. The terms and conditions of the severance agreements are described below.

Mr. Black’s agreement supersedes and replaces his employment agreement dated June 13, 2005, as amended on June 5, 2006 and December 30, 2008, which was terminated. Pursuant to the terms of his new agreement, if Mr. Black’s employment is terminated without Cause or he resigns for Good Reason (as such terms are defined in the agreement) at any time during the term of the agreement, upon execution and delivery of a release and waiver of claims, he is entitled to continuation of his then-current salary for 24 months immediately following his date of termination. In addition, if he is terminated without Cause or resigns for Good Reason, he will receive a bonus payment in the amount of two times the average of his last three annual bonus payments when bonuses are paid to other employees for such year, plus an additional amount paid at such time equal to the prorated portion of his target bonus for the year of termination up to the date of termination. The terms of the agreement include a provision to pay up to 24 months of COBRA continuation for group health benefits or other individual health insurance premiums. The agreement contains a non-disparagement and a one-year non-solicitation covenant.

Mr. Grinberg’s agreement supersedes and replaces an executive severance agreement dated December 10, 2007, which was terminated. The terms of Mr. Grinberg’s severance protection are substantially similar to Mr. Black’s, although lesser in amount. If Mr. Grinberg’s employment is terminated without Cause or he resigns for Good Reason, he is entitled to salary continuation for a period of 12 months. If he is terminated without Cause or resigns for Good Reason, he will receive his target annual bonus for the year in which his termination occurs when bonuses are paid to other employees, plus an additional amount paid at such time equal to the prorated portion of his target bonus for the year of termination up to the date of termination. The terms of the agreement include a provision to pay his COBRA continuation premiums for group health benefits for a period of up to 12 months.

The severance provisions of Messrs. Black’s and Grinberg’s severance agreements are discussed at greater length below in the “Potential Payments Upon a Termination or Change of Control” section. The timing of any payments to Messrs. Black and Grinberg under the severance agreements are subject to the applicable requirements of Section 409A of the Internal Revenue Code of 1986 (the “Code”) and the related Treasury Regulations. The payments and benefits payable under the agreements are also intended to comply with Section 280G and Section 4999 of the Code, and would be reduced, if necessary to comply with those statutory provisions.

In connection with the termination of her employment on August 25, 2008, we entered into an agreement with Ms. Pruitt pursuant to which, upon her execution and delivery of a general release and waiver of claims, she received a lump sum payment in the amount equal to her annual base salary, less applicable taxes and withholdings, plus a pro-rated portion of her target bonus under our key contributor plan for 2008 in the amount of $58,769 which was pro-rated to the date of her termination.

We believe that the provisions of our severance arrangements with Messrs. Black and Grinberg are consistent with the principal objectives of our compensation programs. We believe that the compensation elements that would be triggered upon termination are (i) consistent with the market in which we operate, (ii) at appropriate levels when viewed in relation to the benefits the executives provide us and our stockholders and the overall value of our company, (iii) designed to compensate the executives for playing a significant role in managing our affairs, and (iv) with respect to Messrs. Black and Grinberg, will provide an important “safety net” that allows these executives to focus on our business and pursue the course of action that is in the best interests of our stockholders by alleviating some concerns regarding their personal financial well-being in the event of a termination or change of control transaction. The executives are subject to certain restrictions in exchange for receiving the financial and other benefits under their agreements, as described in more detail in the “Potential Payments Upon a Termination or Change of Control” section. We believe imposition of these restrictions serves our best interests and the best interests of our stockholders.

Other Benefits and Programs. Our Named Executive Officers are eligible to participate in benefit programs designed for all of our full-time employees during the period of their employment. These programs include a tax qualified 401(k) savings plan, and medical, dental, disability and life insurance programs. In addition, our Named Executive Officers as well as other key employees are eligible to participate in our non-qualified deferred compensation plan. This plan permits deferral of a portion of the participant’s compensation until a specified period of time, and the participants may invest the amounts deferred in one of several funds. The primary purpose of this plan is to provide an opportunity for additional tax-deferred retirement savings to our executives and key employees whose contributions to our 401(k) plan may be subject to limitation under applicable IRS regulations. More detail related to the operation of our non-qualified deferred compensation plan is provided in the “Non-Qualified Deferred Compensation” section. In December 2008, we implemented an executive health screening program whereby our executives may obtain a comprehensive physical examination, currently valued at approximately $2,700, once every three years.

We also maintain split-dollar life insurance on certain of our Named Executive Officers that is financed by participant contributions to our non-qualified deferred compensation plan. This insurance is maintained for the Named Executive Officers and in the current approximate amounts listed in the table below. Pursuant to this program, the Compensation Committee authorized Encore to enter into split-dollar agreements with the participants whereby ten percent of the total benefit payable in the event of death would be payable to the beneficiaries of such participants.

Aggregate Death Benefit
J. Brandon Black	$700,000
Paul Grinberg	$700,000

Perquisites. We do not provide material executive perquisites to our Named Executive Officers.

Tax Considerations

Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code provides that public companies cannot deduct non-performance based compensation paid to certain named executive officers in excess of $1 million per year. These officers include any employee who, as of the close of the taxable year, is the principal executive officer, and any employee whose total compensation for the taxable year is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of such employee being among the three highest compensated officers for that taxable year, other than the principal executive officer or the principal financial officer. We generally try to ensure that our compensation satisfies Section 162(m) requirements for deductibility, though we cannot assure you that the Internal Revenue Service would reach the same conclusion. However, the Compensation Committee believes that the company must be able to attract, retain and reward the executive leadership necessary to execute its business strategy. Therefore, the Compensation Committee may authorize compensation that may not be deductible if it believes this is in the best interests of the company and its stockholders. To comply with the requirements of Section 162(m), we are submitting the performance-based compensation provisions of our 2005 Plan to our stockholders for re-approval at the annual meeting, as described in Proposal No. 3 of this proxy statement.

Other Matters Relating to Executive Compensation

Speculative and Hedging Transactions. We have a comprehensive insider trading policy that, among other things, provides that our employees, officers, directors and key consultants shall not engage in speculative transactions such as short sales, or the purchase or sale of puts, calls or other derivatives of our securities. The purpose of this policy, among other things, is to assist our employees in avoiding potential conflicts of interest that could result in unwanted perceptions and negative impact on our stock price. The policy also discourages the purchase of company securities on margin and contains additional restrictions applicable to insiders, including our executive officers and directors. Insiders are permitted to engage in forward sales, collars or other hedging transactions with the prior approval of the Board, or its Chairman after consultation with a majority of the Board.

Option Grants. While we do not have a formal policy, our options and other grants are priced at market value on the date of grant (generally the date of Board or Compensation Committee approval).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of our Compensation Committee during the fiscal year ended December 31, 2008 were directors Timothy J. Hanford, J. Christopher Teets and Warren Wilcox. None of our Compensation Committee members had an interlocking relationship with our executive officers or with directors of another entity during the last fiscal year.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on that review and its discussions, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee:

Timothy J. Hanford, Chairman

J. Christopher Teets

Warren Wilcox

2008 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation earned by, or paid to, each of our Named Executive Officers for services provided to us and our subsidiaries for the year ended December 31, 2008. Our Named Executive Officers include: (1) all persons serving as our principal executive officer or acting in a similar capacity during 2008; (2) all persons serving as our principal financial officer or acting in a similar capacity during 2008; (3) the three most highly paid executive officers other than the principal executive officer and principal financial officer who were serving as executive officers at the end of 2008; and (4) up to two additional individuals who would have been among the three highest paid executive officers other than the principal executive officer and principal financial officer, except that the individual was not serving as an executive officer at the end of 2008.

Name and Principal Position	Year	Salary	Bonus		Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (5)	Total
J. Brandon Black	2008	$408,633	—		$135,219	$826,585	$257,877	$5,282	$1,633,596
President and Chief Executive Officer	2007	$385,000	192,500	(1)	$85,777	$1,393,099	$232,500	$5,537	$2,294,413

Paul Grinberg	2008	$285,200	—		$248,372	$168,806	$241,696	$5,020	$949,094
Executive Vice President, Chief Financial Officer, Treasurer and Secretary	2007	$260,000	—		$68,953	$808,673	$286,000	$5,443	$1,429,069

Robin R. Pruitt (6)	2008	$148,035	—		$20,912	$28,285	$58,769	$240,362	$496,363
Former Senior Vice President, General Counsel and Secretary	2007	$224,952	—		$63,037	$108,582	$106,852	$7,158	$510,581

(1)	Reflects an annual guaranteed cash bonus equal to 50% of Mr. Black’s salary granted pursuant to his prior employment agreement, described in more detail in the narrative following this table.
(2)	Amounts in this column represent the compensation cost recognized for financial statement reporting purposes under FAS 123R for the fair value of RSUs awarded during the fiscal year and in prior years, adjusted to disregard any estimates of forfeitures. As a result, these amounts do not reflect the amount of compensation actually received by the Named Executive Officers during the fiscal year. The assumptions used to determine the valuation of our RSU awards are included in Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008. More detail regarding the outstanding RSUs is provided in the “2008 Outstanding Equity Awards at Fiscal Year-End” table.
(3)	Amounts in this column represent the compensation cost recognized for financial statement reporting purposes under FAS 123R for the fair value of options granted during the fiscal year and in prior years, adjusted to disregard any estimates of forfeitures. As a result, these amounts do not reflect the amount of compensation actually received by the Named Executive Officers during the fiscal year. See Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions used to determine the valuation of outstanding options. More detail regarding outstanding options is provided in the “2008 Outstanding Equity Awards at Fiscal Year-End” table.
(4)

For 2008, amounts consist of (i) discretionary bonus awards granted by the Compensation Committee in March 2009 for individual and company performance in 2008 and awarded pursuant to our annual cash incentive bonus plan as described in more detail in the Compensation Discussion and Analysis section, and (ii) a pro-rated portion of Ms. Pruitt’s target annual bonus through her August 25, 2008 termination date, pursuant to an agreement entered into at the time of her resignation as described in more detail in the narrative following this table.

(5)	For 2008, includes (a) matching contributions to our 401(k) plan, in the following amounts: Mr. Black, $3,336; Mr. Grinberg, $3,336; and Ms. Pruitt, $5,125; (b) group term life insurance benefits, in the following amounts: Mr. Black, $417, Mr. Grinberg, $281, and Ms. Pruitt, $162; (c) the economic benefit of premiums paid for split dollar life insurance policies secured for the following Named Executive Officers, in the following amounts: Mr. Black, $1,279; Mr. Grinberg, $1,403; (d) a 10-year anniversary gift to Mr. Black in the amount of $250; and (e) for Ms. Pruitt, a severance payment in the amount of $235,075 pursuant to her severance agreement as described in more detail in the narrative following this table.
(6)	Ms. Pruitt’s resigned from the offices she held with Encore effective June 20, 2008 and her employment terminated on August 25, 2008.

2008 Grants of Plan-Based Awards

There were no grants of plan-based awards made to our Named Executive Officers during the fiscal year ended December 31, 2008.

Employment Agreement with Mr. Black

Amounts reported for Mr. Black, our President and CEO, in the “Salary” and “Non-Equity Incentive Plan Compensation” columns in the “2008 Summary Compensation Table” above reflect amounts owed to him under the terms of an employment agreement with Mr. Black which was effective during fiscal year 2008. In connection with entering into his new severance agreement approved by the Compensation Committee on March 9, 2009, as discussed further below under “Potential Payments Upon a Termination or Change of Control,” Mr. Black’s prior employment agreement dated June 13, 2005 was terminated.

During fiscal year 2008, Mr. Black’s annual base salary was set pursuant to the agreement at $414,260, which the Board could increase in its sole discretion. The Compensation Committee determined to leave Mr. Black’s salary at its current level at its meeting on March 9, 2009, and no adjustment has been made to date this year. In addition to salary, Mr. Black’s prior agreement provided for a guaranteed annual cash bonus equal to 50% of his then-current base salary and eligibility to receive an additional, discretionary annual bonus of up to 50% of his then-current base salary, for a total potential annual bonus of 100% of his then-current base salary. The Compensation Committee had discretion to increase the discretionary bonus amount pursuant to the terms of the agreement. The prior employment agreement was terminated in connection with his new severance agreement, and the Compensation Committee awarded Mr. Black a total bonus of $257,877, representing 62% of his base salary, based on corporate performance, the bonus pool available for 2008 and Mr. Black’s individual performance.

Severance Agreement with Ms. Pruitt

In connection with the termination of her employment on August 25, 2008, we entered into an agreement with Ms. Pruitt pursuant to which, upon her execution and delivery of a general release and waiver of claims, she received a lump sum payment in the amount equal to her annual base salary, less applicable taxes and withholdings, plus a pro-rated portion of her target bonus under our key contributor bonus plan for 2008 in the amount of $58,769 which was pro-rated to the date of her termination. The amount shown in the “All Other Compensation” column of the Summary Compensation Table reflects her severance payment.

Bonuses Awarded under Performance-Based Cash Incentive Plan

As described in more detail in the “Compensation Discussion and Analysis” section, the discretionary bonuses awarded to our Named Executive Officers for their performance in 2008 were paid out of our key contributor cash incentive bonus plan. The total bonus pool created by the Compensation Committee under our incentive plan was established based on corporate performance achieved in 2008 relative to EBITDA, measured against the goals and parameters of the program. In addition, the Committee set a stated bonus target for each individual, and retained discretion to adjust the pool and individual payouts as it deemed appropriate. For 2008, actual bonus payouts based on corporate and individual performance during the year to our Named Executive Officers ranged from 62% to 83% of the executives’ base salary, with Ms. Pruitt’s bonus determined in accordance with her severance agreement and prorated through the date of her termination.

2008 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information concerning option awards and RSU awards that were outstanding and vested or unvested as of December 31, 2008 with respect to the Named Executive Officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
J. Brandon Black	35,000	—		$1.00	1/25/2011	(3)
	208,333	—		$0.51	9/11/2012	(3)
	66,667	—		$11.00	10/29/2013	(3)
	33,333	—		$12.01	10/29/2013	(3)
	300,000	—		$15.42	5/3/2015
	28,300	56,600	(2)	$10.92	8/23/2017
							42,450	(4)	$305,640
										42,450	(6)	$305,640
Paul Grinberg	33,000	—		$16.19	11/1/2015
	6,667	13,333	(2)	$10.92	8/23/2017
							10,000	(4)	$72,000
							100,000	(5)	$720,000
										13,500	(7)	$97,200
										10,000	(6)	$72,000
Robin R. Pruitt	29,004	—		$1.00	11/15/2011	(3)
	37,500	—		$1.30	1/28/2013	(3)

(1)	Market value for RSU awards was calculated using the closing price of $7.20 per share for our common stock on December 31, 2008.
(2)	The option vests in three equal annual installments commencing on the first anniversary of the date of grant.
(3)	Each of these options was amended by the Compensation Committee in August 2007 to provide that the portion of such option that is vested and for which the exercise price is less than the fair market value of the Company’s stock on the optionee’s last date of service will remain outstanding and can be exercised for the full term specified in the option agreement. For Ms. Pruitt, these are the only options she held with an exercise price that was less the fair market value on her August 25, 2008 termination date.
(4)	Amounts reported represent awards of RSUs granted pursuant to the 2005 Plan on August 23, 2007. These RSUs vest as follows: 100% of the RSUs vest on the third anniversary of the date of grant; provided that if the executive’s employment is terminated without cause prior to the vesting date, then 10% will vest if such termination occurs prior to the first anniversary of the date of grant, 20% will vest if such termination occurs on or after the first anniversary of the date of grant but prior to the second anniversary of the date of grant, and 30% will vest if such termination occurs on or after the second anniversary of the date of grant but prior to the third anniversary of the date of grant.

(5)	Amount reported represents an award of RSUs granted pursuant to the 2005 Plan on December 21, 2007. Fifty percent of the RSUs will vest on December 21, 2010; 25% will vest on December 21, 2011; and 25% will vest on December 21, 2012; provided that if the executive’s employment is terminated without cause prior to the vesting date, then 10% will vest if such termination occurs prior to the first anniversary of the date of grant, 20% will vest if such termination occurs on or after the first anniversary of the date of grant but prior to the second anniversary of the date of grant, and 30% will vest if such termination occurs on or after the second anniversary of the date of grant but prior to the third anniversary of the date of grant.
(6)	Amounts reported represent awards of RSUs intended to qualify as performance-based compensation and granted pursuant to the 2005 Plan on August 23, 2007. The RSUs vest as follows: The RSUs will vest in increments of 50%, 25% and 25% on the date of announcement of earnings for the calendar year in which a predetermined EBITDA target is achieved, subject to continuous service requirements, and provided that any RSUs for which the requisite earnings target has not been achieved by the end of calendar year 2012 will be forfeited. Vesting will accelerate upon a change of control.
(7)	Amount reported represents an award of RSUs intended to qualify as performance-based compensation and granted pursuant to the 2005 Plan on November 1, 2005. The RSUs vest as follows: If Encore had achieved a stated earnings per share target for calendar year 2006 or 2007, 50% of the RSUs would have vested on the date of announcement of earnings for such year and 50% would have vested one year later. If Encore achieves the stated earnings per share target for calendar year 2008, 2009, or 2010, all of the RSUs will vest on the date of announcement of earnings for such year. Encore did not achieve the stated earnings per share target for 2008. If Encore does not reach the earnings per share target by calendar year 2010, then 50% of the RSUs vest on the date of announcement of earnings for such year, subject to continuous service requirements, and the remaining 50% will be forfeited.

2008 OPTION EXERCISES AND STOCK VESTED

The following table includes certain information with respect to options exercised by the Named Executive Officers during the fiscal year ended December 31, 2008.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
J. Brandon Black	—	—	—	—
Paul Grinberg	—	—	—	—
Robin R. Pruitt	5,595	$11,950	1,915	$22,291

(1)	Represents the difference between the exercise price of the option and the market price upon sale, multiplied by the number of shares for which the option was exercised. Reflects two same-day-sale transactions by Ms. Pruitt.
(2)	Represents the number of shares acquired on vesting of RSUs multiplied by the market value of the underlying shares on the vesting date.

2008 NON-QUALIFIED DEFERRED COMPENSATION

The table below includes certain information with respect to amounts deferred by the Named Executive Officers pursuant to our non-qualified deferred compensation plan as of the fiscal year ended December 31, 2008.

Name	Executive Contributions in Last FY ($)	Company Contributions in Last FY ($)(1)	Aggregate Earnings (Loss) in Last FY ($) (2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
J. Brandon Black	—	—	($28,226)	$154,339	$35,663
Paul Grinberg	$143,000	—	($29,906)	—	$244,851
Robin R. Pruitt	—	—	($41,004)	$216,083	$132,773

(1)	Historically, company contributions made on behalf of our Named Executive Officers under our non-qualified deferred compensation plan have been reported in the “Summary Compensation Table” under All Other Compensation and quantified in the footnotes to the table. No such contributions were made on behalf of our Named Executive Officers in fiscal years 2008, 2007 or 2006, and accordingly, no contributions were included in our “Summary Compensation Table.”
(2)	The amounts shown are not reflected in the “Summary Compensation Table.”

Our non-qualified deferred compensation plan is offered to our Named Executive Officers as well as other key employees. The plan is described in more detail in the “Compensation Discussion and Analysis” section.

The non-qualified deferred compensation plan permits deferral between 5% to 80% of a participant’s salary and 5% to 100% of a participant’s paid bonus. Amounts deferred are placed in a trust. In addition, we have, in the past, made contributions for certain executives, subject to vesting restrictions. Participants in the plan can direct the investment of their deferred compensation in “reference funds” that mirror the performance of publicly-available mutual funds. The reference funds available for investment, and the annualized rates of return realized in each fund during 2008, are listed below.

Name of Fund	Rate of Return in 2008 (%)	Name of Fund	Rate of Return in 2008 (%)
AIM V.I. International Growth	-40.38	Jacobs Levy MidCap Value	-43.92
AIM V.I. Small Cap Growth	-31.31	Principal Bond & Mortgage	-17.06
American Century VP Value	-26.80	Principal Diversified International	-46.22
Fidelity VIP Contrafund	-42.69	Principal International SmallCap	-50.29
Fidelity VIP High Income	-25.14	Principal Money Market	2.58
Fidelity VIP MidCap	-39.61	Principal Real Estate Securities	-32.86
JP Morgan/Mellon SmallCap Value	-31.82	Vanguard VIF Balanced	-22.57
Janus Aspen Mid-Cap Growth	-43.86	Vanguard VIF Equity Index	-36.93
		Vanguard VIF MidCap Index	-41.81

Participants in our non-qualified deferred compensation plan can elect to withdraw funds in their accounts in one of the following manners:

•

In-service distribution. Participants can elect for distributions to be made at least five years from the year of deferral. In-service distribution in this case can be made in one lump sum or in annual installments for up to 20 years. Participants can elect to re-defer amounts at least five more years if the election is made at least 12 months prior to distribution, but cannot accelerate the time period over which payments are made.

•

College savings distribution. Participants can elect for annual distributions to be made over a six year period, to begin at least three years following the year of deferral. Participants can elect to re-defer amounts at least five more years if the election is made at least 12 months prior to distribution.

•

Retirement distribution. Participants can elect for distributions to be made upon retirement either at age 55 if the participant has at least three years of service at Encore, or age 65 if less than three years of service. Payments can be made in one lump sum or in annual installments for up to 20 years. Participants can elect to re-defer amounts at least five more years or change their distribution option if the election is made at least 12 months prior to distribution, but cannot accelerate the time period over which payments are made.

If the participant’s employment is terminated prior to the distribution date, subject to compliance with Section 409A of the Code and applicable Treasury Regulations, the vested portion of the participant’s account balance is paid in one lump sum upon termination. If the participant dies prior to the distribution date and prior to retirement, all funds become immediately vested and are distributed either in one lump sum or in annual installments to named beneficiaries, in accordance with the participant’s election. If the participant dies following retirement while distribution payments are being made, payments continue to be made to named beneficiaries. In addition, participants can withdraw all vested funds or a portion of these funds prior to their elected distribution date in the case of certain hardship situations or permanent disability.

POTENTIAL PAYMENTS UPON A TERMINATION OR CHANGE OF CONTROL

This section describes the payments that may be or were made to Named Executive Officers upon separation pursuant to individual agreements, based on certain assumptions or the circumstances described below. We do not have a separate plan offering separation payments other than the payments offered under these individual agreements, as described in more detail below. For more information on amounts payable to our Named Executive Officers under our non-qualified deferred compensation plan upon termination and other elected payout events pursuant to that plan, see the “Non-qualified Deferred Compensation” table and accompanying narrative above.

Severance Agreements – Messrs. Black and Grinberg

On March 9, 2009, the Compensation Committee approved severance protection agreements for Messrs. Black and Grinberg, and the agreements were signed on March 12, 2009. The terms and conditions of the severance agreements for Messrs. Black and Grinberg are substantially the same, except as otherwise described below. These agreements superseded, in the case of Mr. Black, an employment agreement dated June 13, 2005, as amended, and in the case of Mr. Grinberg, an executive severance agreement dated December 20, 2007, both of which were terminated.

Basic Assumptions. The tables presented in this section were prepared assuming each event triggering a payment or other benefit occurred on December 31, 2008 using the base salaries in effect and the share price of our common stock as of that day (both as required by the SEC). Amounts for accrued but unpaid wages, accrued but unused paid-time off and reimbursable expenses payable upon separation are not reported in the “Salary” column because those are generally amounts that the employee is legally entitled to or amounts that all employees would be entitled to upon similar termination or resignation.

We note that because a change of control did not occur on December 31, 2008, and the executives were not terminated on that date, these tables are merely estimates intended to give the reader a general idea of possible payments upon a termination or change of control. There can be no assurance that a change of control would produce similar results to those described below if it were to occur in the future.

Payments upon a Termination “Without Cause” or for “Good Reason.” Pursuant to the terms of the March 12, 2009 severance agreements, if the employment of Messrs. Black or Grinberg is terminated without Cause or the executive resigns for Good Reason (as defined below) at any time during the term of the agreement, upon execution and delivery of a release and waiver of claims, the executive is entitled to continuation of his then-current salary, less applicable taxes and withholdings, for the following periods immediately following the executive’s date of termination: (i) 24 months in the case of Mr. Black, and (ii) 12 months in the case of Mr. Grinberg. The executive would receive these payments in accordance with our regular payroll schedule. In addition, if the executive is terminated without Cause or resigns for Good Reason, he will receive bonus payments in the following amounts: (i) for Mr. Black, two times the average of his last three annual bonus payments on the earlier of when bonuses are paid to other employees for the year of his termination or 75 days following the end of such year, plus an additional amount paid at such time equal to the prorated portion of his target bonus earned for the year of termination up to the date of termination, and (ii) for Mr. Grinberg, his target annual bonus for the year of his termination on the earlier of when bonuses are paid to other employees or 75 days following the end of such year, plus an additional amount paid at such time equal to the prorated portion of his target bonus earned for the year of termination up to the date of termination. The terms of the agreement include a provision to pay COBRA continuation premiums for group health benefits or other individual health insurance premiums (to the extent the maximum COBRA period has been exceeded in the case of Mr. Black) for up to (i) 24 months for Mr. Black and (ii) 12 months for Mr. Grinberg, subject to the executive not obtaining substantially comparable heath benefits from a subsequent employer. The total amount of payments that would be owed to Messrs. Black and Grinberg assuming a termination without Cause or resignation for Good Reason on December 31, 2008 are provided in the table below.

Stock Option and RSU Acceleration. Each of the stock options granted to Messrs. Black and Grinberg shown in the “Outstanding Equity Awards at Fiscal Year End” table provides for accelerated vesting of unvested shares under the option upon death or disability or the occurrence of a reorganization event or change of control, as defined in the option agreements and our 2005 Plan. As of December 31, 2008, however, there were no unvested shares under these options with an exercise price less than $7.20 per share, the closing price of our common stock on December 31, 2008.

The RSUs awarded to Messrs. Black and Grinberg on August 23, 2007 in the amount of 42,450 and 10,000 shares, respectively, vest as follows: 100% of the RSUs vest on the third anniversary of the date of grant; provided that if the executive’s employment is terminated without cause prior to the vesting date, then 10% will vest if such termination occurs prior to the first anniversary of the date of grant, 20% will vest if such termination occurs on or after the first anniversary of the date of grant but prior to the second anniversary of the date of grant, and 30% will vest if such termination occurs on or after the second anniversary of the date of grant but prior to the third anniversary of the date of grant. In accordance with this formula, 20% of each of Messrs. Black’s and Grinberg’s RSUs would vest and be settled if a termination were to occur on December 31, 2008.

The RSUs awarded to Mr. Grinberg on December 21, 2007 vest as follows: 50% of the RSUs vest on December 21, 2010; 25% vest on December 21, 2011; and 25% vest on December 21, 2012; provided that if Mr. Grinberg’s employment is terminated without cause prior to the vesting date, then 10% will vest if such termination occurs prior to the first anniversary of the date of grant, 20% will vest if such termination occurs on or after the first anniversary of the date of grant but prior to the second anniversary of the date of grant, and 30% will vest if such termination occurs on or after the second anniversary of the date of grant but prior to the third anniversary of the date of grant. In accordance with this formula, 20% of Mr. Grinberg’s RSUs would vest and be settled if a termination were to occur on December 31, 2008.

Adjustments to Payments and Timing of Payments. The timing of any payments to Messrs. Black and Grinberg under their individual severance agreements are subject to the applicable requirements of Section 409A of the Internal Revenue Code of 1986 (the “Code”) and the related Treasury Regulations, and may be delayed as necessary to comply therewith. In addition, all severance payments and benefits payable under the agreements are subject to reduction to the extent necessary to avoid penalties assessed under Section 280G and Section 4999 of the Internal Revenue Code.

Restrictive Covenants. As a condition to receiving the payments under their respective individual severance protection agreements, Messrs. Black and Grinberg must agree to a broad release and waiver of claims. The agreements also provide certain notice and related requirements that must be met. In addition, each executive is subject to the following obligations while he is receiving payments and other benefits under the agreement:

•	non-disparagement of Encore;

•	non-solicitation of our employees for one year following termination; and

•	continued cooperation with all outstanding legal and administrative matters or issues.

Definitions. The term “Cause” is defined in the severance agreements as any one of the following reasons:

•	failure to adhere to any legal written policy applicable to all our employees;

•	repeated and consistent failure to substantially perform job duties;

•

actual or attempted appropriation of material business opportunity of Encore, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of Encore;

•	actual or attempted misappropriation of our funds or property;

•	conviction of or guilty or no-contest plea to a felony or an equivalent crime, a crime of moral turpitude or a crime involving possible imprisonment;

•	conduct materially injurious to our reputation or business; or

•	willful misconduct.

The term “Good Reason” is defined as any one of the following reasons:

•	material reduction in the executive’s base or target bonus compensation;

•	material reduction in the authority, duties or responsibilities of either the executive or the person to whom the executive reports;

•	material reduction in the budget over which the executive retains authority; or

•	material change in the location at which the executive provides services for the Company, of more than 35 miles from the executive’s present office location or primary residence, without consent.

The following table summarizes the amounts we estimate would be payable to Messrs. Black and Grinberg upon a termination without Cause or resignation for Good Reason as outlined in their individual severance agreements and described above, assuming the triggering event occurred on December 31, 2008:

Name	Severance Salary Payments (1)	Severance Bonus Payments (2)	COBRA or Individual Insurance Premiums (3)	Fair Market Value of Unvested Equity Awards with Accelerated Vesting (4)	Total
J. Brandon Black	$828,520	$949,262	$27,768	$61,128	$1,866,678
Paul Grinberg	$291,200	$483,392	$13,682	$158,400	$946,674

(1)	Amounts in this column represent amounts owed in excess of salary and other benefits payable through the last day of employment in accordance with our standard policies.
(2)	Severance bonus includes (i) a portion of Messrs. Black’s and Grinberg’s target bonus for the year of termination pro-rated to the date of termination, plus (ii) the following amount: (a) for Mr. Black, an additional amount calculated using the average of his bonuses earned in 2006, 2007 and 2008, multiplied by 200%, and (b) for Mr. Grinberg, 100% of his target annual bonus for the fiscal year ended December 31, 2008. Because the table assumes a triggering event occurred on December 31, 2008, which is the last day of the fiscal year, the entire bonus under (i) above would be payable.

(3)	Amounts payable for COBRA or individual insurance premiums are based on each executive’s insurance coverage held as of December 31, 2008 and the cost of premiums at that date.
(4)	For Mr. Black, vesting would accelerate 20% of the 42,450 RSUs awarded on August 23, 2007, and for Mr. Grinberg, vesting would accelerate for 20% of the RSUs awarded on August 23, 2007 and December 21, 2007. Fair market value is based on the closing price of $7.20 per share for our common stock on December 31, 2008.

Change of Control. In the event of a change of control (as defined in our 2005 Plan), the equity awards granted to Messrs. Black and Grinberg under our 2005 Plan provide that vesting would accelerate as follows: (i) for Mr. Black, all 42,450 time-based RSUs and 42,450 performance-based RSUs, having an aggregate fair market value at December 31, 2008 of $611,280, and (ii) for Mr. Grinberg, 10,000 time-based RSUs and 10,000 performance-based RSUs awarded on August 23, 2007, and 100,000 time-based RSUs awarded on December 21, 2007, having an aggregate fair market value at December 31, 2008 of $864,000.

Severance Payments – Ms. Pruitt

Lump sum Severance Payments. Ms. Pruitt’s employment was terminated on August 25, 2008, and the description below reflects the terms of her arrangements put in place with her on that date. Upon her execution and delivery of a broad general release and waiver of claims, Ms. Pruitt received a lump sum payment in an amount equal to her annual base salary of $235,075, less applicable taxes and withholdings, plus a portion of her target bonus earned under our key contributor plan for 2008 pro-rated to the date of her termination in the amount of $58,769.

RSU Acceleration. The RSU awarded to Ms. Pruitt for 9,575 shares on August 23, 2007 provided that it would vest as follows: 100% of the RSU would vest on the third anniversary of the date of grant; provided that if her employment was terminated without cause prior to the vesting date, then 10% would vest if such termination occurred prior to the first anniversary of the date of grant, 20% would vest if such termination occurred on or after the first anniversary of the date of grant but prior to the second anniversary of the date of grant, and 30% would vest if such termination occurred on or after the second anniversary of the date of grant but prior to the third anniversary of the date of grant. In accordance with this formula, vesting for 20% of Ms. Pruitt’s RSU accelerated as a result of her August 25, 2008 termination, and 1,915 shares of Encore common stock were issued to her. These shares had a fair market value on her termination date of $22,191, based on our closing market price on that date.

Restrictive Covenants. Ms. Pruitt is subject to the following obligations pursuant to her agreement:

•	non-disparagement of Encore;

•	non-solicitation of our employees for one year following termination; and

•	continued cooperation with all outstanding legal and administrative matters or issues.

2008 DIRECTOR COMPENSATION

The following table sets forth the compensation earned by directors that are not also Named Executive Officers for service on our Board during the fiscal year ended December 31, 2008.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2) (3)	Option Awards (2) (4)	Non-Equity Incentive Plan Compensation	Total
Carl C. Gregory, III	$100,000	$64,725	—	—	$164,725
Timothy J. Hanford	—	$90,603	—	—	$90,603
George Lund	$157,500	$34,427	$240,937	$62,500	$495,364
Richard A. Mandell	$60,000	$12,903	$95,470	—	$168,373
Willem Mesdag	—	$85,606	—	—	$85,606
John J. Oros	—	$85,606	—	—	$85,606
J. Christopher Teets	—	$85,606	—	—	$85,606
Warren Wilcox	—	$89,417	—	—	$89,417

(1)	Amounts reported in this column include amounts earned for service on the Board and various committees during 2008.
(2)	Amounts in this column represent the compensation cost recognized for financial statement reporting purposes under FAS 123R for the fair value of equity awards made during the last fiscal year and in prior years, adjusted to disregard any estimates of forfeitures. As a result, these amounts do not reflect the amount of compensation actually received by the directors during the fiscal year. See Note 9 of the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2008 regarding assumptions used to determine the valuation of outstanding equity awards.
(3)	The grant date fair value of RSU awards granted during the 2008 fiscal year, calculated in accordance with FAS 123R, was: for Mr. Gregory, $0; for Mr. Hanford, $54,989; for Mr. Lund, $0; for Mr. Mandell, $0; for Mr. Mesdag, $49,992; for Mr. Oros, $49,992; for Mr. Teets, $49,992; and for Mr. Wilcox, $54,989. At December 31, 2008, the aggregate number of shares underlying outstanding unvested RSUs was: for Mr. Gregory, 12,000; for Mr. Hanford, 3,450; for Mr. Lund, 3,600; for Mr. Mandell, 1,250; for Mr. Mesdag, 3,450; for Mr. Oros, 3,450; for Mr. Teets, 3,450; and for Mr. Wilcox, 3,600. In recognition that they serve on our Board as representatives of certain funds, we understand that Messrs. Hanford, Oros and Teets may hold their equity awards and the underlying shares as nominees for the funds they represent, as further described under “Security Ownership of Principal Stockholders and Management.”
(4)	The grant date fair value of options granted during the 2008 fiscal year, calculated in accordance with FAS 123R, was: for Mr. Lund, $240,937. At December 31, 2008, the aggregate number of shares underlying outstanding option awards was: for Mr. Gregory, 373,333, for Mr. Lund, 250,000, and for Mr. Mandell, 90,000.

Compensation Arrangements with Directors

On August 23, 2007, the Board established the following compensation arrangements for each of our non-employee directors, whether or not affiliated with our significant stockholders:

•	an annual retainer of $50,000 for service on the Board and attendance at meetings of the Board or any committees of the Board;

•	an additional annual retainer of $50,000 payable to the Chairman of the Board;

•	an additional annual retainer of $10,000 payable to the Chairman of the Audit Committee, and $5,000 payable to all other directors serving on the Audit Committee; and

•	an additional annual retainer of $5,000 payable to the Chairman of the Compensation Committee.

On August 27, 2008, the Board approved the following compensation arrangements for the Chairman:

•	an annual retainer of $300,000 per year (prorated for the remainder of 2008); and

•	a target annual bonus of up to $150,000 (prorated for the remainder of 2008), the actual amount to be determined by the Compensation Committee in a discretionary performance appraisal.

On August 27, 2008, Mr. Lund was appointed as Chairman of the Board. In connection with his service in that capacity, in addition to the compensation detailed above, Mr. Lund was awarded a stock option grant of 250,000 shares with an exercise price of fair market value on that date, 150,000 shares of which will vest on the first anniversary of the date of grant and 50,000 shares of which will vest each of the second and third anniversaries of the date of grant. The Compensation Committee awarded him a discretionary bonus as indicated in the table in March 2009 for his service as Chairman for the portion of fiscal year 2008 during which he served.

Non-employee directors may elect to receive any retainer payable on or after January 1, 2008 in the form of cash, shares of our common stock, deferred issuance RSUs, or any combination thereof, provided that any deferral arrangement is subject to applicable legal and regulatory requirements. Non-employee directors who serve on our Board as representatives are allowed to assign the cash portion of their fees to the fund they represent and may hold their equity awards under nominee arrangements. All directors are reimbursed for their out-of-pocket expenses incurred in attending Board or committee meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Person Transaction Policy and Procedures

In 2007, the Audit Committee of our Board adopted a written policy and related procedures concerning “related person transactions.” Under our written policy, the Audit Committee continues to be responsible for the regular review and approval or disapproval of “related person transactions” between Encore or a subsidiary and certain “related persons.” The policy tracks the SEC rules with respect to defining who and which transactions are covered by the policy. A “related person” is a director, officer, nominee for director, or 5% stockholder of the company since the beginning of the last fiscal year and their immediate family members. Transactions covered by the policy are those in which Encore or a subsidiary is a participant, the amount involved exceeds $120,000, and a related person has a direct or indirect material interest. In addition, the Audit Committee has determined that transactions with related persons, to the extent such transactions are not deemed material enough by the SEC to be disclosed or are already disclosed in some manner, are not deemed by the Audit Committee to be “related person transactions” under our policy.

Related Person Transactions

We have entered into indemnification agreements with each of our officers and directors pursuant to which we agreed to indemnify each officer and director to the fullest extent authorized by law against certain expenses and losses arising out of claims related to the service by such person as an officer or member of our Board of Directors or in certain other capacities.

Pursuant to indemnification agreements with our current and former executive officers and directors and underwriting agreements and registration rights agreements that also provide certain rights to indemnification, we have advanced the legal fees incurred on behalf of Messrs. Gregory and Black, and Barry R. Barkley, Alexander Lemond and Eric D. Kogan, former directors of Encore, in the defense of litigation involving one of our former officers, as described in Note 12 of the consolidated financial statements in Encore’s Form 10-K and Annual Report for the year ended December 31, 2008. Pursuant to the underwriting agreements and registration rights agreements mentioned above, we also have advanced the legal fees incurred on behalf of Triarc Companies, Inc. (“Triarc”) and an executive officer of Triarc in defense of this and related litigation. Triarc was, at that time, one of our significant stockholders and an affiliate of Peter W. May and Nelson Peltz, former directors of Encore. Since the beginning of 2008, we have advanced approximately $1,230,000 in such legal fees and costs incurred, including Encore’s costs of defense.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

The following table sets forth certain information concerning the beneficial ownership of our common stock as of April 13, 2009, by: (i) each director and director nominee; (ii) each Named Executive Officer; (iii) each person who is known by us to be the beneficial owner of more than five percent (5%) of our outstanding common stock; and (iv) all directors and executive officers as a group. Calculations of beneficial ownership are based on 23,060,871 shares of our common stock outstanding on April 13, 2009. Except as otherwise indicated, we believe each person has sole voting and investment power, subject to community property laws.

Name of Beneficial Owner	No. of Shares Beneficially Owned (1)	Percent of Class (1)
Dimensional Fund Advisors LP (2) Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	1,662,788	7.2%

Heartland Advisors, Inc. (3) 789 North Water Street Milwaukee, WI 53202	2,478,450	10.7%

JCF FPK I LP (4)(8) 717 Fifth Avenue, 26th Floor New York, New York 10022	5,737,032	24.9%

Red Mountain Capital Partners LLC (5) (8) 10100 Santa Monica Blvd., Suite 925 Los Angeles, California 90067	3,447,771	14.9%

J. Brandon Black (6)	676,633	2.9%

Carl C. Gregory, III (6)	489,181	2.1%

Paul Grinberg (6)	50,667	*

Timothy J. Hanford (4) (7)	5,750,667	24.9%

George Lund	283,600	1.2%

Richard A. Mandell (6)	91,250	*

Willem Mesdag (5) (7)	3,447,771	14.9%

John J. Oros (4) (7)	12,709	*

J. Christopher Teets (5) (7)	12,709	*

Warren Wilcox (7)	13,785	*

Current directors and executive officers as a group (10 persons) (6)(7)	10,828,972	44.6%

*	Less than one percent.
(1)

The numbers and percentages shown include the shares of common stock owned as of April 13, 2009, as well as the shares of our common stock that the person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of common stock that the identified person or group had the right to acquire within 60 days of April 13, 2009, upon the exercise of options or the settlement of RSUs are deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of common stock owned by any other person.
(2)	Information with respect to Dimensional Fund Advisors LP (“Dimensional”) is based solely on Amendment No. 1 to Schedule 13G filed with the SEC on February 9, 2009 by Dimensional. As of December 31, 2008, Dimensional had sole voting and investment power of 1,662,788 shares of our common stock. Dimensional, an investment advisor registered under the Investment Advisors Act of 1940 (“1940 Act”), furnishes investment advice to four investment companies registered under the 1940 Act, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over these shares that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds, however, the shares are owned by the Funds. Dimensional disclaims beneficial ownership of these shares.
(3)	Information with respect to Heartland Advisors, Inc. (“Heartland”) is based solely on Amendment No. 2 to Schedule 13G filed with the SEC on February 11, 2009 by Heartland and William J. Nasgovitz, the President and principal shareholder of Heartland. As of December 31, 2008, Heartland and Mr. Nasgovitz shared voting power with respect to 2,380,150 of these shares and shared investment power with respect to 2,478,450 of these shares. 2,478,450 of these shares may be deemed beneficially owned by (i) Heartland by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time; and (ii) Mr. Nasgovitz, as a result of his ownership interest in Heartland. Heartland and Mr. Nasgovitz each disclaim beneficial ownership of these shares.
(4)	Information with respect to JCF FPK I LP (“JCF FPK”) is based in part on a Schedule 13D and Amendment Nos. 1, 2 and 3 thereto filed with the SEC on April 23, May 14, May 18 and October 22, 2007, respectively, by JCF FPK, JCF Associates II-A LP (“JCF Associates”), JCF Associates II-A LLC (“JCF LLC”) and J. Christopher Flowers (the “JCF Schedule 13D”). JCF FPK, JCF Associates, JCF LLC and Mr. Flowers share voting and investment power with respect to the shares. JCF Associates is the sole general partner of JCF FPK and has control over its affairs and investment decisions, including the power to vote or dispose of the shares held by JCF FPK. JCF LLC is the sole general partner of JCF Associates and has sole control over its affairs and investment decisions, including, indirectly, the power to vote or dispose of the shares held by JCF FPK. Mr. Flowers is the sole member and manager of JCF LLC and thus may be deemed to control JCF LLC and each entity directly or indirectly controlled by JCF LLC (including JCF FPK). As a result of their ownership interest in and control of JCF FPK, each of JCF Associates, JCF LLC and Mr. Flowers may be deemed to control JCF FPK and therefore may be deemed to hold voting and/or investment power over these shares. Mr. Flowers disclaims beneficial ownership of these shares. Mr. Hanford is a managing director of J.C. Flowers & Co. UK Ltd., an affiliate of investment advisor J.C. Flowers & Co. LLC, and through his pecuniary interest in a limited partner of JCF FPK, Mr. Hanford may be deemed to be the beneficial owner of these shares. Mr. Hanford disclaims beneficial ownership of these shares in excess of his pecuniary interest therein. Mr. Oros is a managing director of J.C. Flowers & Co. LLC, investment advisor to JCF Associates, and is not a beneficial owner of these shares. Messrs. Hanford and Oros were elected as directors of Encore on May 11, 2007.
(5)

Information with respect to Red Mountain Capital Partners LLC (“RMCP LLC”) is based in part on a Schedule 13D and Amendment Nos. 1, 2 and 3 thereto filed with the SEC on April 16, April 23, May 18 and October 22, 2007, respectively, by RMCP LLC, Red Mountain Capital Partners II, LP (“RMCP II”), Red Mountain Capital Partners III, LP (“RMCP III”), RMCP GP LLC (“RMCP GP”), Red Mountain Capital Management, Inc. (“RMCM”) and Willem Mesdag (the “Red Mountain Schedule 13D”) and a Form 4 filed with the SEC on January 5, 2009 jointly by RMCP II, RMCP III, RMCP GP, RMCP LLC, RMCM and Mr. Mesdag. RMCP II has sole voting and investment power with respect to a portion of the shares and RMCP III has sole voting and investment power with respect to a portion of the shares. RMCP GP is the general partner of each of RMCP II and RMCP III and thus may be deemed to control each of RMCP II and RMCP III. RMCP LLC is the managing member of RMCP GP and thus may be deemed to control RMCP GP and each entity directly or indirectly controlled by RMCP GP. RMCM is the managing member of RMCP LLC and thus may be deemed to control RMCP LLC and each entity directly or indirectly controlled by RMCP LLC. Mr. Mesdag is the president, sole executive officer, sole director and sole shareholder of RMCM and thus may be deemed to control RMCM and each entity directly or indirectly controlled by RMCM. Because each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to control RMCP II and RMCP III, each of RMCP GP, RMCP LLC, RMCM and Mr. Mesdag may be deemed to beneficially own, and to have the power to vote or direct the vote, or dispose or direct the disposition of, all of the these shares. Each of RMCM LLC, RMCP II, RMCP III, RMCP GP, RMCM and Mr. Mesdag disclaim beneficial ownership of these shares except to the extent of its or his pecuniary interest therein. In addition, RMCP II disclaims ownership of any securities held directly by RMCP III, and RMCP III disclaims beneficial ownership of any securities held directly by RMCP II. Mr. Teets is a partner of RMCP LLC and does not control any of these entities. Messrs. Mesdag and Teets were elected as directors of Encore on May 11, 2007. Includes 12,709 fully-vested deferred issuance RSUs which were issued as compensation for 2008 and 2009 Board services to Mr. Mesdag.

(6)	Includes the following number of shares of common stock that may be issued upon the exercise of options that are exercisable within 60 days of April 13, 2009: for Mr. Black, 671,633 shares; for Mr. Gregory, 373,333 shares; for Mr. Grinberg, 39,667 shares; for Mr. Mandell, 90,000 shares; and for all directors and executive officers as a group, 1,174,633 shares. Also includes 6,000 RSUs for Mr. Gregory that will vest within 60 days of April 13, 2009.
(7)	Includes the following number of fully vested deferred issuance RSUs issued as compensation for 2008 and 2009 Board services: for Mr. Hanford, 13,635; for Mr. Mesdag, 12,709; for Mr. Oros, 12,709; for Mr. Teets, 12,709; and for Mr. Wilcox, 9,817; and for all directors and executive officers as a group, 61,579 shares. In recognition that they serve on our Board as representatives of certain funds, we understand that Messrs. Hanford, Oros and Teets may hold their equity awards and the underlying shares as nominees for the funds they represent.
(8)	According to Amendment No. 3 to the JCF FPK Schedule 13D and Amendment No. 3 to the Red Mountain Schedule 13D, JCF FPK, RMCP II and RMCP III (collectively, the “Shareholders”) entered into a Shareholders’ Agreement, dated as of October 19, 2007 (the “Shareholders’ Agreement”), pursuant to which the Shareholders agreed, among other things, to (i) vote in favor of each Shareholder’s proposed removal or replacement of a related director, (ii) vote together with respect to certain actions submitted to a vote of the shareholders of Encore, (iii) refrain from transferring common stock (other than to an affiliate) without the consent of each of the other Shareholders, (iv) refrain from acquiring additional common stock unless certain conditions are met and (v) refrain from proposing or initiating a business combination transaction involving Encore without the consent of each of the other Shareholders. As a result of the Shareholders’ Agreement and the letter between JCF FPK and Red Mountain Capital Partners LLC, dated as of April 20, 2007 and disclosed in Amendment No. 1 to the Red Mountain and JCF FPK Schedules 13D, JCF FPK and Red Mountain may be deemed to be a group within the meaning of Section 13(d)(3) of the Exchange Act, and deemed to be the beneficial owner of all of the shares of common stock owned by each of them. JCF FPK and Red Mountain disclaim beneficial ownership of any shares of common stock held by the other.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us during the year ended December 31, 2008 or written representations by the reporting persons, we believe that with respect to the fiscal year ended December 31, 2008 all of the reporting persons complied with all applicable filing requirements.

APPROVAL OF AMENDMENT AND RESTATEMENT OF OUR 2005 STOCK INCENTIVE PLAN (PROPOSAL NO. 2)

Background

On March 9, 2009, our Board of Directors approved an amendment and restatement of the Encore Capital Group, Inc. 2005 Stock Incentive Plan (the “2005 Plan”), subject to approval by our stockholders. Our 2005 Plan was originally adopted March 30, 2005 and approved by our stockholders on May 3, 2005, and subsequently amended by our Board of Directors on August 23, 2007. The 2005 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance-based awards to our employees, officers, directors, consultants and advisors. The purpose of the 2005 Plan is to promote the success, and enhance the value, of Encore by linking the personal interest of participants to those of our stockholders and by providing participants with an incentive for outstanding performance. The 2005 Plan will terminate on the tenth anniversary of the adoption of the amendment and restatement.

Proposal

The March 2009 amendment and restatement of our 2005 Plan which is the subject to this proposal will increase by 2,000,000 the maximum number of shares of our common stock that may be issued or subject to awards under the plan and make certain other amendments. The 2005 Plan originally authorized for issuance up to an aggregate of 1,500,000 shares of our common stock, plus shares that were available under our prior equity plan, and any shares of our common stock that, but for the termination of the prior plan, otherwise would have reverted to the share reserve for the prior plan. As of April 13, 2009, an aggregate of 88,416 shares of our common stock remained available for future grants of awards under our 2005 Plan (excluding any additional shares available as a result of future forfeiture, expiration or other termination of awards under the plan). Our Board of Directors believes that it is appropriate to amend the plan to increase the shares available for future grants as integral part of our long-term compensation philosophy.

The Board of Directors believes that the proposed increase in shares available under the 2005 Plan is necessary to ensure that we maintain the ability in the future to continue to attract and retain highly qualified officers, directors and other employees by providing adequate incentives through the issuance of equity awards. The increase in shares under the 2005 Plan is therefore necessary to ensure that enough shares will be available for the issuance of equity awards in order to incentivize and retain our key employees, which can assist in maximizing the full potential of stockholder value.

In addition, certain additional amendments to the 2005 Plan have been made for ease of administration, including adoption of a new 10-year term for the plan commencing as of the effective date of the amendment and restatement, clarifying the terminology for restricted stock unit awards, giving the Board discretion to delegate authority to a committee for grants to non-officers, increasing from 300,000 to 500,000 the maximum number of shares of common that may be subject to awards granted to any one participant during any fiscal year or performance period, and allowing flexibility for stock appreciation rights to be settled in cash or stock and for restricted stock units to carry a dividend equivalent right.

Accordingly, stockholders are requested to approve the amendment to the 2005 Plan to increase by 2,000,000 the maximum number of shares of our common stock that may be issued or subject to awards under the plan, as amended and restated.

A summary of the principal terms of the 2005 Plan, as amended and restated, is set forth below. The summary is qualified by reference to the full text of the 2005 Plan, a copy of which is attached to this proxy statement as Appendix A.

Summary of the 2005 Plan

Administration. The 2005 Plan is administered by the Compensation Committee of our Board of Directors, which consists of at least two directors, each of whom qualifies as a non-employee director and an “outside director” under Section 162(m) of the Internal Revenue Code, as amended (the “Code”), and the regulations thereunder. The Committee has the exclusive authority to administer the 2005 Plan, including the power to determine eligibility to receive awards, the types and number of shares of stock subject to the awards, the price and timing of awards and the acceleration or waiver of any vesting, performance or forfeiture restrictions, provided that the Committee does not have the authority to waive any performance restrictions for performance-based awards. The Board may also appoint a committee composed of one or more members of the Board, including the CEO, to administer the 2005 Plan with respect to eligible participants who are not officers or directors.

Eligibility. Persons eligible to participate in the 2005 Plan include all Board members, employees, officers, consultants and advisors to Encore and our subsidiaries and affiliates, as determined by the Committee.

Limitation on Awards and Shares Available. Subject to certain adjustments, the Committee may grant awards for an aggregate of 3,500,000 shares of our common stock under the 2005 Plan, plus: (i) the number of shares of common stock that remained available for grant pursuant to our prior equity plan at the time our 2005 Plan was adopted, and (ii) any shares subject to awards made under the 2005 Plan or our prior equity plan that either terminate, expire, or lapse prior to exercise. The number of shares of common stock reserved and available for grant as incentive stock options under the 2005 Plan is 3,500,000. The maximum number of shares of common stock subject to one or more awards to a participant under the 2005 Plan during any fiscal year of the Company is 500,000. The maximum number of shares of common stock payable in the form of performance-based awards to any one participant for a performance period is 500,000 shares.

Awards. The 2005 Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance-based awards.

Stock options. Stock options may be granted under the 2005 Plan, including incentive stock options, as defined under Section 422 of the Code, and nonqualified stock options. The exercise price of all stock options granted under the 2005 Plan will be determined by the Committee, except that any incentive stock option or any option intended to qualify as performance-based compensation under Code Section 162(m) will not be granted at a price that is less than 100% of the fair market value of the stock on the date of grant, and the exercise price for any nonqualified stock will not be granted at a price that is less than 85% of the fair market value of the stock on the date of grant. Stock options may be exercised as determined by the Committee, but in no event after the tenth anniversary of the date of grant. Upon the exercise of a stock option, the purchase price must be paid in full in either cash, shares of stock, broker-assisted cashless exercise or by any other means that the Committee may allow and as permitted under applicable law.

Stock appreciation rights (“SAR”). A SAR is the right granted to a participant to receive a payment equal in value to the difference between the fair market value of a share of our common stock on the date of exercise of the SAR over the grant price of the SAR. Under the 2005 Plan, that amount is to be paid in cash or shares of common stock. The terms, method of exercise or settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of grant.

Restricted stock. A restricted stock award is the grant of shares of common stock at a price (including zero) determined by the Committee, and the shares are non-transferable and subject to forfeiture until specific conditions or restrictions lapse. Conditions normally include continued employment. During the period of restriction, participants holding shares of restricted stock may, if permitted by the Committee, have full voting and dividend rights with respect to such shares. The restrictions will lapse in accordance with a schedule or other conditions determined by the Committee.

Restricted stock units. Restricted stock units (also known as “RSUs”) are a contingent right to receive cash, shares of our common stock or other Awards upon satisfaction of such conditions, which may include continued service, as may be established by the Committee. The value of RSUs will depend on the degree to which the specified conditions are met but are generally based on the value of our common stock. The number and value of RSUs paid to a participant may depend upon the extent to which performance goals or other terms or conditions to payment as established by the Committee are met. RSUs may carry dividend equivalent rights, at the discretion of the Committee.

Performance-based awards. Grants of performance-based awards under the 2005 Plan enable the Committee to treat restricted stock and restricted stock unit awards granted under the plan as “performance-based compensation” under Section 162(m) of the Code and preserve the deductibility of these awards for federal income tax purposes. Because Section 162(m) of the Code applies only to those employees who are “covered employees,” as defined in, and pursuant to applicable guidance under, Section 162(m) of the Code, only covered employees are eligible to receive performance-based awards. For Section 162(m) purposes, a “covered employee” is any employee who, as of the close of the taxable year, is the principal executive officer, and any employee whose total compensation for the taxable year is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of such employee being among the three highest compensated officers for that taxable year, other than the principal executive officer or the principal financial officer. See Proposal No. 3 below for a discussion of the stockholder re-approval being sought at the annual meeting for the performance-based compensation provisions of the 2005 Plan.

Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or any combination of the following performance criteria: earnings per share; net income; income from operations; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on assets; return on equity; return on capital; total stockholder return; revenue growth; new business generation; operating cash flow; employee turnover; human resources; mergers, acquisitions, investments, joint ventures or sales or divestitures of assets, businesses or subsidiaries; litigation; information services; cost reductions or savings; or stock price appreciation. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to external factors or measurements. With regard to a particular performance period, the Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. Generally, a participant must be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period.

Change of Control. For purposes of the 2005 Plan, as amended August 23, 2007, a “change of control” generally means: (i) any sale, lease, exchange or other transfer of all or substantially all of Encore’s assets, (ii) our stockholders approve and complete a plan or proposal for the liquidation of Encore, (iii) any person or group (other than Red Mountain Capital Partners LLC, JCF FPK I LP or any affiliate thereof) becomes the beneficial owner, directly or indirectly, of shares representing more than 50.1% of the aggregate voting power of our common stock, or (iv) the completion of a merger, reorganization, consolidation or other corporate transaction involving Encore in which holders of our common stock immediately before the transaction hold 50% or less of the common equity interest in the surviving corporation or other entity resulting from the transaction. If a change of control of Encore occurs, the Committee, in its discretion, may take the following action: (i) by written notice to each participant, provide that his or her awards will be terminated unless exercised within thirty days (or such longer period as the Committee determines in its sole discretion) after the date of such notice (without acceleration of the exercisability of such awards), and (ii) advance the date or dates upon which any or all outstanding awards will be exercisable.

Amendment and Termination. The Committee, with the Board’s approval, may terminate, amend, or modify the 2005 Plan at any time. However, stockholder approval will be obtained for any amendment to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule. In no event may an award be granted under the 2005 Plan on or after the tenth anniversary of the effective date of the plan. The 2005 Plan, as amended and restated, terminates on March  9, 2019.

Equity Compensation Plan Information

The following table gives information about our existing equity compensation plans (including individual compensation arrangements) as of December 31, 2008.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,802,545	(1)	$9.09	(2)	542,130	(3)
Equity compensation plans not approved by security holders	0		0		0

Total	2,802,545	(1)	$9.09	(2)	542,130	(3)

(1)	Includes 675,542 outstanding RSUs as of December 31, 2008.
(2)	Represents the per share weighted-average exercise price of outstanding stock options and does not take into account unvested RSUs, which have no exercise price. The per share weighted-average grant date fair value of the outstanding RSUs at December 31, 2008 was $11.18.
(3)	Represents shares available for future issuance under the 2005 Plan at December 31, 2008, but does not include the additional 2,000,000 shares that will be available for future issuance if Proposal No. 2 is approved at the annual meeting.

Awards Since Plan Inception

The following table gives information about all equity awards granted pursuant the 2005 Plan since inception to the individuals and groups indicated.

Name and Position	Options (#)	Restricted Stock Units (#)
J. Brandon Black President and Chief Executive Officer, Director Nominee	454,900	119,900
Paul Grinberg Executive Vice President and Chief Financial Officer, Treasurer and Secretary	123,000	168,500
Robin R. Pruitt Former Senior Vice President, General Counsel and Secretary	35,650	25,900
All current executive officers as a group (2 persons)	577,900	288,400
All current directors who are not executive officers as a group (8 persons)	250,000	120,254
Director Nominees: Timothy J. Hanford	—	17,085
George Lund	250,000	7,200
Richard A. Mandell	—	2,500
Willem Mesdag	—	16,159
John J. Oros	—	16,159
J. Christopher Teets	—	16,159
Warren Wilcox	—	17,385
All employees, excluding current executive officers, as a group	952,000	660,450

Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of transactions under the 2005 Plan based on current federal income tax laws. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or the provision of any income tax laws of any municipality, state or foreign country in which a participant may reside.

ISOs. An optionee will not be treated as receiving taxable income upon either the grant of an incentive stock option or upon the exercise of that option. However, when exercised, the difference between the exercise price and the fair market value of the shares will be a tax preference item in determining alternative minimum tax liability, assuming that the shares are either transferable or subject to a substantial risk of forfeiture under Section 83 of the Code. If the optionee holds and does not otherwise dispose of the shares for at least two years from the date of grant and at least one year following the date of exercise, any gain or loss resulting from its disposition will be treated as long-term capital gain or loss. If these holding period requirements are not satisfied, a “disqualifying disposition” will occur. If a disqualifying disposition occurs, the optionee will realize ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price, or the selling price of the shares and the exercise price, whichever is less. The balance of the optionee’s gain on a disqualifying disposition, if any, will be taxed as capital gain. If the optionee exercises an incentive stock option using stock acquired by a previous exercise of an incentive stock option, unless the stock exchange occurs after the required holding periods, such exchange shall be deemed a disqualifying disposition of the stock exchanged. We will not be entitled to any tax deduction as a result of the grant or exercise of an incentive stock option, or on a later disposition of the shares received, except that we will be entitled to a deduction equal to the amount of ordinary income includible by the optionee upon a disqualifying disposition.

NSOs. An optionee will not recognize any taxable income upon the grant of a non-qualified stock option, nor are we entitled to a tax deduction by reason of such grant. Upon the exercise of a non-qualified stock option, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. We are entitled to take a deduction in the amount of ordinary income included in the optionee’s income. When the optionee disposes of the shares received upon exercise of a non-statutory stock option, the optionee will realize capital gain income if the amount realized on the sale exceeds the optionee’s basis in the shares. If the optionee’s basis in the shares exceeds the amount realized on the sale, the optionee will realize a capital loss. There is no tax impact to us upon the optionee’s subsequent sale of shares. The optionee’s basis in the shares will be equal to the exercise price plus any income included as a result of the exercise.

SARs. If a participant receives a SAR, the individual is not subject to tax at the time of the grant and we are not entitled to a tax deduction by reason of such grant. At the time the SAR is exercised, the participant must include in income the appreciation inherent in the SAR (i.e., the difference between the fair market value of the shares on the date of grant and the fair market value of the shares on the date the SAR is exercised). We are entitled to a corresponding tax deduction in the amount equal to the income includible by the participant.

Restricted Stock Units. If a participant receives a RSU award, the individual will not realize taxable income at the time of grant, and we will not be entitled to a deduction by reason of such grant. Instead, the person will recognize ordinary income in the year in which the performance goals are achieved or other applicable conditions are met and the award is paid equal to the amount of cash and/or the fair market value of the shares issued to the participant. We are entitled to a tax deduction equal to the amount of income includible by the participant.

Restricted Stock. If a participant receives a restricted stock award, the individual will recognize ordinary income equal to the fair market value of the restricted stock on the date on which the restrictions lapse. We are entitled to a corresponding tax deduction in the same amount for the year in which the restrictions lapse. Instead of postponing the income tax consequences of a restricted stock award until the restrictions lapse, a participant may elect to include the fair market value of the restricted stock in income in the year the award is granted. This election is made under Section 83(b) of the Code. This Section 83(b) election is made by filing a written notice with the Internal Revenue Service. The tax treatment of the subsequent disposition of restricted stock will depend upon whether the participant has made a Section 83(b) election to include the value of the restricted stock in income when awarded. If the participant makes a Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the restricted stock and the fair market value of the restricted stock on the date of grant. If no Section 83(b) election is made, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the restricted stock and the fair market value of the restricted stock on the date the restrictions lapsed.

Section 162(m) Limitation. Under Section 162(m) of the Code, we may not take a tax deduction for compensation to certain executive officers in excess of $1 million per year, unless the compensation is “performance-based” compensation or qualifies under certain other exceptions. The 2005 Plan contains provisions authorizing the grant of RSUs and restricted stock awards that may constitute performance-based awards within the meaning of Section 162(m). To the extent that awards under the 2005 Plan constitute performance-based awards, the awards are intended to qualify as “performance-based compensation” for purposes of Section 162(m).

Section 409A. The 2005 Plan has been written to comply, by its terms, with Section 409A of the Code; however, in the event that an award issued under the plan constitutes a deferral of compensation under a non-qualified deferred compensation plan, as such term is defined under Section 409A, such award will be modified or any payment delayed if necessary to comply with the requirements of Section  409A.

Future Plan Benefits

The awards that will be granted to eligible participants under the 2005 Plan are subject to the discretion of our Compensation Committee and, therefore, are not determinable at this time. On April 13, 2009, the closing price of our common stock was $5.70.

Required Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at the meeting.

The Board of Directors recommends a vote FOR the approval of the amendment and restatement of our 2005 Plan.

APPROVAL OF THE “PERFORMANCE-BASED” COMPENSATION PROVISIONS OF OUR 2005 STOCK INCENTIVE PLAN TO COMPLY WITH THE REQUIREMENTS OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

(PROPOSAL NO. 3)

Background

We are submitting the “performance-based” compensation provisions of the Encore Capital Group, Inc. 2005 Stock Incentive Plan (the “2005 Plan”), for stockholder re-approval at the annual meeting. Our 2005 Plan was originally adopted March 30, 2005 and approved by our stockholders on May 3, 2005, and subsequently amended by our Board of Directors on August 23, 2007, and amended and restated on March 9, 2009, as further described under Proposal No. 2 above. The 2005 Plan provides for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units and performance-based awards to our employees, officers, directors, consultants and advisors. The purpose of the 2005 Plan is to promote the success, and enhance the value, of Encore by linking the personal interest of participants to those of our stockholders and by providing participants with an incentive for outstanding performance.

Our 2005 Plan is intended to comply with Section 162(m) of the Internal Revenue Code (the “Code”) and the regulations promulgated thereunder, resulting in the tax deductibility of “performance-based” compensation payable under the plan to our executive officers. Section 162(m) of the Code generally prohibits a publicly traded company from deducting certain executive compensation in excess of $1 million per year unless, among other things, the compensation is paid under a stockholder-approved plan containing objective performance criteria.

Section 162(m) and related regulations require that stockholders re-approve the material terms of the performance criteria every five years in order to continue to qualify for the exemption. Because the 2005 Plan is currently being submitted for stockholder approval of the amendment and restatement to increase by 2,000,000 the number of shares of our common stock subject to awards under the plan and make certain additional amendments, as further described above under Proposal No. 2, the Board of Directors deems it to be efficient to seek stockholder re-approval of the performance-based compensation provisions concurrently. There have been no material changes to the performance-based compensation provisions set forth in the 2005 Plan since its original adoption in 2005.

Proposal

Stockholder re-approval of the “performance-based” compensation provisions contained in our 2005 Plan will allow us to continue to award incentives with meaningful performance milestones that will qualify for deductibility as “performance-based” compensation under Section 162(m) of the Code. Awards which so qualify will not be subject to the $1 million per person limitation on the income tax deductibility of compensation paid to certain executive officers that would otherwise be imposed under Section 162(m) of the Code.

If this proposal regarding the “performance-based” compensation provisions of the 2005 Plan receives approval of our stockholders at the annual meeting, we will not be required to seek approval of performance-based awards under the plan to executive officers whose compensation is subject to the deduction limit of Section 162(m) until the date of our first stockholders meeting in 2014.

The end of the five-year period by which we would need to obtain stockholder re-approval of the performance-based compensation provisions of our 2005 Plan expires at our annual meeting in 2010, but for efficiency, our Board has determined to seek stockholder re-approval this year. If this proposal is not approved by our stockholders, no performance-based awards will be made under the 2005 Plan following the date of our annual meeting of stockholders in 2010 to executive officers whose compensation is subject to the deduction limit of Section 162(m), unless stockholder re-approval is obtained at or before that time.

Performance Goals and Plan Information

The Compensation Committee, in its discretion, may issue performance-based awards to participants, the payment of which will be determined by the achievement of performance goals over a performance period. Upon the grant of a performance-based award, the Committee will determine the relevant performance goals and the performance period.

Participants are only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee for the period are satisfied. These pre-established performance goals must be based on one or any combination of the following performance criteria: earnings per share; net income; income from operations; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on assets; return on equity; return on capital; total stockholder return; revenue growth; new business generation; operating cash flow; employee turnover; human resources; mergers, acquisitions, investments, joint ventures or sales or divestitures of assets, businesses or subsidiaries; litigation; information services; cost reductions or savings; or stock price appreciation. These performance criteria may be measured in absolute terms or as compared to any incremental increase or as compared to external factors or measurements. With regard to a particular performance period, the Committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. Generally, a participant must be employed on the date the performance-based award is paid to be eligible for a performance-based award for that period.

The Committee may impose such other restrictions on awards intended to constitute “performance-based” compensation as it may deem necessary or appropriate to ensure that such awards satisfy all requirements to constitute “performance-based” compensation within the meaning of Section 162(m), or which are not inconsistent with such requirements.

This summary of performance-based compensation provisions of the 2005 Plan is qualified by reference to the plan, a copy of which is attached to this proxy statement as Appendix A. The material provisions of the 2005 Plan are summarized above in Proposal No. 2.

Required Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at the meeting.

The Board of Directors recommends a vote FOR approval of the “performance-based” compensation provisions of our 2005 Plan to comply with the requirements of Section 162(m) of the Internal Revenue Code.

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL NO. 4)

Proposal

We have selected BDO Seidman, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, and we are submitting our selection of BDO Seidman, LLP for ratification by stockholders at the annual meeting. BDO Seidman, LLP began auditing our consolidated financial statements with the fiscal year ended December 31, 2001.

Stockholder ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm is not required. If the stockholders fail to ratify the election, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such an appointment would be in our best interests and that of our stockholders.

Required Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of the votes cast in person or by proxy and entitled to vote at the meeting.

The Board of Directors recommends a vote FOR the ratification of the selection of BDO Seidman, LLP as our independent registered public accounting firm for 2009.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We expect representatives of BDO Seidman, LLP to be present at the annual meeting and they will be given an opportunity to make a statement and to respond to appropriate questions regarding BDO Seidman, LLP’s audit of our consolidated financial statements and records for the fiscal year ended December 31, 2008.

Audit and Non-Audit Fees

The following table presents fees billed for professional audit services rendered by BDO Seidman, LLP as our independent registered public accounting firm for the audit of our annual financial statements for the fiscal years ended December 31, 2008 and 2007, and fees billed for other services rendered by BDO Seidman, LLP during those periods (in thousands):

	2008		2007
Audit Fees	$487.0	(1)	$530.6	(2)
Audit-Related Fees	17.5		7.5
Tax Fees	—		—
All Other Fees	—		—

Total	$504.5		$538.1

(1)	Includes (i) $205,000 relating to the audit of our consolidated financial statements included in our Annual Report on Form 10-K, (ii) $105,000 relating to the reviews of our quarterly consolidated financials statements included in our Quarterly Reports on Form 10-Q, (iii) $145,000 for the audit of the effectiveness of internal control over financial reporting, (iv) $7,500 for the review of SEC forms and filings, and (iv) $24,500 for out-of-pocket expenses.

(2)	Includes (i) $215,000 relating to the audit of our consolidated financial statements included in our Annual Report on Form 10-K, (ii) $105,000 relating to the reviews of our quarterly consolidated financials statements included in our Quarterly Reports on Form 10-Q, (iii) $155,000 for the audit of the effectiveness of internal control over financial reporting, (iv) $10,000 for the review of SEC forms and filings, and (v) $45,600 for out-of-pocket expenses.

Audit Fees. Audit fees include fees and related expenses for professional services rendered by our independent accountant for the annual audit of our financial statements and of our internal control over financial reporting, the quarterly review of our financial statements, and review of other documents filed with the Securities and Exchange Commission.

Audit-Related Fees. Audit-related fees consist of fees and related expenses for assurance and related services rendered by our independent accountant that are reasonably related to the performance of the audit or review of our financial statements, such as attendance at stockholder and Audit Committee meetings, and consultation concerning financial accounting and reporting standards.

Tax Fees. We did not engage BDO Seidman, LLP for tax services for fiscal years 2008 and 2007.

All Other Fees. We did not engage BDO Seidman, LLP for other services for fiscal years 2008 and 2007.

Approval of Independent Registered Public Accounting Firm Services and Fees

The Audit Committee has adopted a policy requiring pre-approval of all audit, review and attest engagements and engagements for permitted non-audit services provided by the independent registered public accounting firm to Encore and any of our affiliates. The Audit Committee may pre-approve predictable and recurring services by category on an annual basis. The Audit Committee may delegate pre-approval authority to one or more of its members if the aggregate estimated fees for such services will not exceed $50,000 for any applicable fiscal year. The member to whom such authority is delegated must report any pre-approval granted to the Audit Committee at its next scheduled meeting.

In accordance with applicable SEC regulations, permitted non-audit services may be performed without pre-approval if: (1) the services were not recognized by Encore at the time of engagement to be non-audit services; (2) the aggregate amount of fees for all such services provided constitutes no more than 5% of the total amount of revenues paid by Encore to the independent registered public accounting firm during a fiscal year; (3) the services are brought promptly to the attention of the Audit Committee; and (4) the approval is given prior to the completion of the audit. The Chief Financial Officer is responsible for bringing to the attention of the Audit Committee any such services that were not pre-approved because they were not recognized by Encore at the time of engagement to be non-audit services. The Audit Committee pre-approved 100% of the audit-related and tax services provided by our independent registered public accounting firm for the fiscal years ended December 31, 2008 and 2007.

REPORT OF THE AUDIT COMMITTEE

In accordance with our written charter, the Audit Committee assists the Board in oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of Encore. We currently are composed of three members, each of whom has been determined by the Board to be an independent director, as independence is defined by the marketplace rules of The Nasdaq Stock Market and the rules and regulations of the SEC.

BDO Seidman, LLP, Encore’s independent registered public accounting firm, has unrestricted access to the Audit Committee. The Audit Committee may invite other members of the Board to attend Audit Committee meetings based upon their expertise, familiarity with Encore and its industry and other factors.

In performing our oversight function, we have reviewed Encore’s audited consolidated financial statements for the fiscal year ended December 31, 2008 and met with both management and BDO Seidman, LLP to discuss those consolidated financial statements. Management has represented to us that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. We have received from and discussed with BDO Seidman, LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding an independent accountant’s communications with the Audit Committee concerning independence. We also have (i) discussed with BDO Seidman, LLP its independence from Encore; (ii) discussed with BDO Seidman, LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and (iii) with and without management present, discussed and reviewed the results of BDO Seidman, LLP’s audit of: (A) Encore’s consolidated financial statements; and (B) the effectiveness of internal control over financial reporting.

Based on these reviews and discussions, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibility described in the Audit Committee’s written charter, the Audit Committee recommended to the Board that Encore’s audited consolidated financial statements be included in Encore’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Audit Committee:

Richard A. Mandell, Chairman

George Lund

Warren Wilcox

STOCKHOLDER PROPOSALS AND NOMINATIONS

Pursuant to SEC Rule 14a-8, “Stockholder Proposals,” proposals to be considered for inclusion in our proxy materials for the 2010 annual meeting, must be received at our principal executive offices by December 28, 2009 if our 2010 annual meeting is held within 30 days of June 9, 2010. If, however, our 2010 annual meeting is more than 30 days before or after June 9, 2010, proposals for the meeting must be received by a reasonable time before we print and mail our proxy statement for that meeting. Such proposals may be included in our proxy materials if they comply with requirements as to form and substance established by the SEC.

Under our Bylaws, a stockholder who wishes to nominate directors or bring other business before the 2010 annual meeting of stockholders without including the proposal in our proxy materials for that meeting must notify us no earlier than February 9, 2010 and no later than March 11, 2010, unless, for purposes of a stockholder proposal, the date of the 2010 annual meeting of stockholders is called for a date that is not within 30 days before or after the one-year anniversary of the 2009 annual meeting (in which event the stockholder must notify us by the tenth day following the day on which the notice of the date of the annual meeting is mailed or public disclosure of the date of the annual meeting is made, whichever first occurs). If the stockholder fails to give notice by this date, then the persons named as proxies in the proxies solicited by the Board of Directors for the 2010 annual meeting may exercise discretionary voting power regarding any such proposal.

Additional requirements with respect to stockholder proposals and director nominations are set forth in our Bylaws.

ADDITIONAL INFORMATION

Annual Report On Form 10-K

We are providing with this proxy statement a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, which includes financial statements, schedules and a list of Exhibits. Any registered stockholder who wishes to receive a copy of the annual report or this proxy statement may (i) call Encore at (877) 445-4581, or (ii) mail a request to: Encore Capital Group, Inc., 8875 Aero Drive, Suite 200, San Diego, CA 92123, Attention: Corporate Secretary, and we will promptly deliver the annual report and/or proxy statement to you upon your request.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 9, 2009

Our proxy statement and Annual Report on Form 10-K are available at the following website address: http://phx.corporate-ir.net/phoenix.zhtml?c=115920&p=irol-proxy

OTHER MATTERS

As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

ENCORE CAPITAL GROUP, INC.

By:

J. Brandon Black

President and Chief Executive Officer

April 29, 2009

APPENDIX A—2005 STOCK INCENTIVE PLAN

(including amendments subject to stockholder approval at the Annual Meeting on June 9, 2009)

ENCORE CAPITAL GROUP, INC.

2005 STOCK INCENTIVE PLAN

ORIGINALLY ADOPTED: MARCH 30, 2005

APPROVED BY STOCKHOLDERS: MAY 3, 2005

AMENDED: AUGUST 23, 2007

AMENDED AND RESTATED: MARCH 9, 2009

TERMINATION DATE: MARCH 9, 2019

ARTICLE 1

PURPOSE

1.1 General. The purpose of the Encore Capital Group, Inc. 2005 Stock Incentive Plan (the “Plan”) is to promote the success and enhance the value of Encore Capital Group, Inc. (the “Company”) by linking the personal interests of its Board members, employees, officers, executives, consultants and advisors to those of the Company’s stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company’s stockholders. The Plan also is intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of Board members, employees, officers, executives, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is dependent.

ARTICLE 2

EFFECTIVE DATE

2.1 Effective Date. The Plan was originally adopted March 30, 2005. The Plan as amended and restated herein is effective as of March 9, 2009, the date the amendment and restatement of the Plan was approved by the Board (the “Effective Date”). Any Awards granted under the Plan prior to stockholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before the Plan, as amended and restated, is approved by the Company’s stockholders. If the Company’s stockholders do not approve the Plan within 12 months after the Effective Date, any Award previously made is automatically canceled without any further act.

ARTICLE 3

DEFINITIONS

3.1 Definitions. The following words and phrases shall have the following meanings:

(a) “Affiliate” means: (i) any Subsidiary; and (ii) any other entity in which the Company has an equity interest or significant business relationship and which has been designated as an “Affiliate” by the Committee for purposes of the Plan.

(b) “Award” means any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, or Performance-Based Award granted to a Participant under the Plan.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing an Award, which may be in an electronic medium.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all the Company’s assets to any person (as defined in Section 3(a)(9) of the Exchange Act) or group of related persons (as such term is defined under Section 13(d) of the Exchange Act, “Group”); (ii) the Company’s stockholders approve and complete any plan or proposal for the liquidation or dissolution of the Company; (iii) any person or Group (other than Red Mountain Capital Partners LLC, JCF FPK I LP or any affiliate thereof) becomes the beneficial owner, directly or indirectly, of shares representing more than 50.1% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors of the Company (“Voting Stock”) and such person or Group has the power and authority to vote such shares; or (iv) the completion of a merger, reorganization, consolidation or other corporate transaction involving the Company in which holders of the Company’s Stock immediately before the completion of the transaction hold, directly or indirectly, immediately after the transaction, 50% or less of the common equity interest in the surviving corporation or other entity resulting from the transaction.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of at least two individuals, each of whom qualifies as: (i) a Non-Employee Director; and (ii) an “outside director” under Section 162(m) of the Code and the regulations issued thereunder, to whom authority has been delegated by the Board in accordance with Article 4.

(h) “Covered Employee” means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of, and pursuant to applicable guidance under, Section 162(m) of the Code.

(i) “Disability” means the permanent and total disability of a person as defined in Section 22(e)(3) of the Code.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means, as of any given date, the value of one share of Stock, determined as follows:

(1) If the Stock is then listed or admitted to trading on a NASDAQ market system or a stock exchange that reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such NASDAQ market system or principal stock exchange on which the Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Stock on such NASDAQ market system or such exchange on the next preceding day for which a closing sale price is reported.

(2) If the Stock is not then listed or admitted to trading on a NASDAQ market system or a stock exchange that reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Stock in the over-the-counter market on the date of valuation.

(3) If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Committee in good faith using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

(l) “Incentive Stock Option” means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(m) “Non-Employee Director” means a member of the Board who qualifies as a “Non-Employee Director” as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor provision.

(n) “Non-Qualified Stock Option” means an Option that is not intended to be an Incentive Stock Option.

(o) “Option” means a right granted to a Participant under the Plan to purchase Stock. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

(p) “Participant” means any individual or entity who is granted or otherwise holds an Award under the Plan.

(q) “Performance-Based Awards” means any Restricted Stock Unit Awards and/or Restricted Stock Awards granted to select Covered Employees that are subject to the terms and conditions in Article 11. All Performance-Based Awards are intended to qualify as “performance-based compensation” under Section 162(m) of the Code.

(r) “Performance Criteria” means the criteria that the Committee selects for purposes of making a Performance-Based Award. The Performance Criteria shall be based on one or any combination of the following: earnings per share; net income; income from operations; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; return on assets; return on equity; return on capital; total stockholder return; revenue growth; new business generation; operating cash flow; employee turnover; human resources; mergers, acquisitions, investments, joint ventures or sales or divestitures of assets, businesses or subsidiaries; litigation; information services; cost reductions or savings; or stock price appreciation, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to external factors or measurements. The Committee will, within the time prescribed by Section 162(m) of the Code, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance-Based Award.

(s) “Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more performance goals will be measured for purposes of determining a Participant’s right to, and the payment of, a Performance-Based Award.

(t) “Plan” means this Encore Capital Group, Inc. 2005 Stock Incentive Plan, as it may be amended from time to time.

(u) “Prior Plan” means the Company’s 1999 Equity Participation Plan, as amended, in effect immediately prior to the Effective Date of the Plan.

(v) “Restricted Stock Award” means Stock granted to a Participant under Article 10 that may be subject to certain restrictions and to risk of forfeiture.

(w) “Restricted Stock Unit” means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent on the satisfaction of such conditions as may be established by the Committee.

(x) “Stock” means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 5.

(y) “Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article 8 to receive the appreciation on Stock, all as determined pursuant to Article 8.

(z) “Subsidiary” means any corporation or other entity of which the Company owns, directly or indirectly, a majority of the outstanding voting stock or voting power.

ARTICLE 4

ADMINISTRATION

4.1 Committee. The Plan will be administered by the Board or a Committee appointed by, and which serves at the discretion of, the Board. Reference to the Committee in this Plan will refer to the Board if the Board does not appoint a Committee.

4.2 Action By The Committee. A majority of the Committee will constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, will be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, any executive compensation consultant or other professional retained by the Company to assist in the Plan’s administration.

4.3 Authority Of Committee. Subject to the provisions of the Plan, the Committee has the exclusive power, authority and discretion to:

(a) Designate Participants to receive Awards;

(b) Determine the type of Awards granted to each Participant;

(c) Determine the number of Awards granted and the number of shares of Stock to which an Award will relate;

(d) Except as otherwise provided in the Plan, determine the terms and conditions of any Award granted under the Plan, including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines; provided, however, that the Committee will not have the authority to waive the Performance Criteria applicable to any Performance-Based Award that is held by a Covered Employee;

(e) Amend outstanding Award Agreements to provide for, among other things, any change or modification which the Committee could have included in the original Award Agreement or in furtherance of the powers provided for herein;

(f) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(g) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

(h) Decide all other matters that must be determined in connection with an Award;

(i) Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;

(j) Interpret the terms of, and any matter arising under, the Plan or any Award Agreement; and

(k) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

4.4 Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more members of the Board who need not satisfy the requirements of

Section 3.1(g), who may administer the Plan with respect to persons eligible to participate who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such persons and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. To the extent permitted by applicable laws, the Board may also authorize one or more officers of the Company to designate employees of the Company or a Subsidiary, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

4.5 Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE 5

SHARES SUBJECT TO THE PLAN

5.1 Number Of Shares. Subject to adjustment provided in Section 5.5, the aggregate number of shares of Stock reserved and available for grant under the Plan shall be the sum of: (i) 3,500,000; and (ii) shares of Stock available for future awards under the Company’s Prior Plan as of the Effective Date of this Plan, and any shares of Stock that, but for the termination of the Prior Plan as of the Effective Date of this Plan, otherwise would have reverted to the share reserve of the Prior Plan. The number of shares of Stock reserved and available for grant as Incentive Stock Options shall be 3,500,000.

5.2 Lapsed Awards. To the extent that all or any part of an Award terminates, expires, or lapses for any reason, any shares of Stock subject to the Award will again be available to the Committee to grant Awards under the Plan. To the extent any shares of Stock covered by an Award are not issued to a Participant because the Award is forfeited, canceled, expires without being exercised, or the shares of Stock are not issued because the Award is settled in cash or used to satisfy applicable tax withholding obligations, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan. If the Exercise Price of any Option granted under the Plan or the Prior Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed issued for purposes of determining the maximum number of shares of Stock available for issuance under the Plan.

5.3 Source Of Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

5.4 Limitation On Number Of Shares Subject To Awards. Notwithstanding any provision in the Plan to the contrary, and subject to the adjustment in Section 5.5, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant during any fiscal year of the Company is 500,000.

5.5 Changes In Capital Structure. In the event of: (i) any split, reverse split, combination of shares, reclassification, recapitalization or similar event which involves, affects or is made with regard to any class or series of shares of Stock which may be delivered pursuant to the Plan (“Plan Shares”); (ii) any dividend or distribution on Plan Shares payable in shares of Stock; or (iii) a merger, consolidation or other reorganization as a result of which Plan Shares shall be increased, reduced or otherwise changed or affected, then in each such event the Committee shall, to the extent it deems it to be consistent with such event and necessary or equitable to carry out the purposes of the Plan, appropriately adjust: (a) the maximum number of shares of Stock and the classes of series of such shares of Stock which may be delivered pursuant to the Plan; (b) the number of shares of Stock and the classes or series of shares subject to outstanding Awards; (c) the price per share of Stock subject to outstanding Awards; and (d) any other provisions of the Plan, provided, however, that: (i) any adjustments made in accordance with clauses (b) and (c) shall make any such outstanding Award as nearly as practicable, equivalent to such Award immediately prior to such change; and (ii) no such adjustment shall give any Participant additional benefits under any outstanding Award.

ARTICLE 6

ELIGIBILITY AND PARTICIPATION

6.1 Eligibility. Persons eligible to participate in this Plan include all Board members, employees, officers, and executives of, and consultants and advisors to, the Company or an Affiliate, as determined by the Committee.

6.2 Foreign Participants. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the purposes of the Plan or to comply with provisions of laws in other countries in which the Company or its Affiliates may operate or have employees or consultants, the Committee, in its discretion, shall have the power and authority to: (i) determine which (if any) persons rendering services or employed outside the United States are eligible to participate in the Plan or any type of Award hereunder; (ii) determine which (if any) non-United States-based Affiliates or operations (e.g., branches, representative offices) participate in the Plan or any type of Award hereunder; (iii) modify the terms and conditions of any Awards made to such persons or with respect to such non-United States-based Affiliates or operations; and (iv) establish sub-plans, modified exercise, payment and other terms and procedures to the extent deemed necessary or desirable by the Committee.

ARTICLE 7

STOCK OPTIONS

7.1 General. Each Option and Award Agreement shall be in such form and shall contain such terms and conditions as the Committee shall deem appropriate, subject to the following terms and conditions:

(a) Exercise Price. Subject to the provisions of Section 7.1(g) regarding ten percent owners, the Committee shall determine the exercise price per share of Stock under an Option, subject to the following: (i) the exercise price of an Incentive Stock Option shall not be less than 100% of Fair Market Value on the date the Incentive Stock Option is granted; and (ii) the exercise price of a Non-Qualified Stock Option shall not be less than 85% of Fair Market Value on the date the Non-Qualified Stock Option is granted, except for Non-Qualified Stock Options granted to Covered Employees where in such case the exercise price shall not be less than 100% of Fair Market Value on such date. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner consistent with the provisions of Section 424(a) of the Code.

(b) Time And Conditions Of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part; provided, however, that no Option may be exercisable for more than ten years after the date of its grant. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

(c) Payment. The Committee in its sole discretion shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock (through actual tender or by attestation), or any other consideration or combination of the foregoing consideration or methods of payment as shall be permitted by applicable corporate and securities laws (including “net exercise” and broker-assisted “cashless exercise” arrangements), and the methods by which shares of Stock will be delivered or deemed to be delivered to Participants.

(d) Evidence Of Grant. All Options shall be evidenced by a written Award Agreement, which Agreement shall include such terms and conditions as determined by the Committee.

(e) Incentive Stock Options. Incentive Stock Options may be granted only to employees of the Company or a Subsidiary.

(f) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the grant date) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision. To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, the excess will be considered Non-Qualified Stock Options.

(g) Ten Percent Owners. An Incentive Stock Option will be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock only if such Option is granted at a price that is not less than 110% of Fair Market Value on the grant date and the Option is exercisable for no more than five years from the grant date.

(h) Expiration Of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

(i) Right To Exercise. An Incentive Stock Option may be exercised during the lifetime of Participant only by the Participant, or by his or her legal representative in the event of a disability.

ARTICLE 8

STOCK APPRECIATION RIGHTS

8.1 Grant Of SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(a) Right To Payment. Upon the exercise of a SAR, the Participant to whom it is granted has the right to receive the excess, if any, of:

(1) The Fair Market Value of a share of Stock on the date of exercise; over

(2) The grant price of the SAR as determined by the Committee, which shall not be less than the Fair Market Value of a share of Stock on the date of grant.

(b) Other Terms. All SARs grants will be evidenced by an Award Agreement. The terms, methods of exercise, methods of and form of consideration payable upon settlement, and any other terms and conditions of any SAR will be determined by the Committee at the time of the grant of the Award and as set forth in the Award Agreement.

ARTICLE 9

RESTRICTED STOCK UNITS

9.1 Grant Of Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Participants on such terms and conditions as determined by the Committee. The Committee has the discretion to determine the number of Restricted Stock Units granted to each Participant and such other terms and conditions of such grant, all as set forth in the Award Agreement.

9.2 Right To Payment. A grant of Restricted Stock Units gives the Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Restricted Stock Units are granted, in whole or in part, as the Committee will establish at grant or thereafter. Subject to the terms of the Plan, the Committee may set performance goals and other terms or conditions to payment of the Restricted Stock Units in its discretion which, depending on the extent to which they are met, will determine the number and value of Restricted Stock Units that will be paid to the Participant.

9.3 Voting and Dividend Rights. The holders of Restricted Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Restricted Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Stock while the Restricted Stock Unit is outstanding. Dividend equivalents may be converted into additional Restricted Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Stock, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Restricted Stock Units to which they attach.

9.4 Other Terms. Restricted Stock Units may be payable in cash, Stock, or other property or combination of consideration, and have such other terms and conditions as determined by the Committee and as set forth in the Award Agreement.

ARTICLE 10

RESTRICTED STOCK AWARDS

10.1 Grant Of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as determined by the Committee, all as set forth in the Award Agreement.

10.2 Issuance And Restrictions. Restricted Stock may be subject to such restrictions on transferability and other restrictions as the Committee may impose. During the period of restriction, if any, participants holding Restricted Stock may, if permitted by the Committee, have full voting and dividend rights with respect to such Restricted Stock. These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

10.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions will be forfeited, provided, however, that the Committee may provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

10.4 Certificates For Restricted Stock. Restricted Stock granted under the Plan may be evidenced as determined by the Committee. If certificates representing shares of Restricted Stock are registered in the name of the Participant, the certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE 11

PERFORMANCE-BASED AWARDS

11.1 Purpose. The purpose of this Article 11 is to provide the Committee the ability to qualify the Restricted Stock Unit Awards under Article 9 and the Restricted Stock Awards under Article 10 as “performance-based compensation” under Section 162(m) of the Code. If the Committee, in its discretion, decides to grant a Performance-Based Award to a Covered Employee, the provisions of this Article 11 will control over any contrary provision contained in Articles 9 or 10.

11.2 Applicability. This Article 11 will apply only to those Covered Employees selected by the Committee to receive Performance-Based Awards. The Committee may, in its discretion, grant Restricted Stock Awards or

Restricted Stock Unit Awards to Covered Employees that do not satisfy the requirements of this Article 11. The designation of a Covered Employee as a Participant for a Performance Period does not entitle the Participant to receive an Award for the period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period will not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant will not require designation of any other Covered Employees as a Participant in such period or in any other Performance Period.

11.3 Discretion Of Committee With Respect To Performance Awards. With regard to a particular Performance Period, the Committee will have full discretion to select the length of such Performance Period, the type of Performance-Based Awards to be issued, the kind and/or level of the goal relating to the Performance Criteria, and whether the goal relating to the Performance Criteria is to apply to the Company, an Affiliate or any division or business unit or to the individual.

11.4 Payment Of Performance Awards. Unless otherwise provided in the Award Agreement, a Participant must be employed by the Company or an Affiliate on the last day of the Performance Period to be eligible for a Performance Award for such Performance Period. Furthermore, a Participant will be eligible to receive payment under a Performance-Based Award for a Performance Period only if the performance goals for such period are achieved.

11.5 Maximum Award Payable. The maximum Performance-Based Award payable to any one Participant under the Plan for a Performance Period is 500,000 shares of Stock, or if the Performance-Based Award is paid in cash, the maximum Performance-Based Award is determined by multiplying 500,000 by the Fair Market Value of the Stock as of the date the Performance-Based Award is granted.

ARTICLE 12

PROVISIONS APPLICABLE TO AWARDS

12.1 Stand-Alone And Tandem Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

12.2 Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award, based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

12.3 Term Of Award. The term of each Award will be for the period as determined by the Committee, provided that in no event will the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

12.4 Form Of Payment For Awards. Shares of Stock delivered pursuant to the exercise of an Option or, if applicable, a SAR shall be subject to such conditions, restrictions and contingencies as the Committee may establish pursuant to the Plan and Award Agreement. Settlement of SARs may be made in cash or shares of Stock (valued at their Fair Market Value at the time of exercise), as determined in the discretion of the Committee.

12.5 Limits On Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or will be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as the Committee otherwise may permit in its sole and absolute discretion and except as provided below, no Award will be assignable or transferable by a Participant other than by will or the laws of descent and distribution, or pursuant to a domestic relations order. A Participant may transfer an Award (other than a Restricted Stock Unit) during his or her lifetime to a Family Member (as defined below). If the Participant transfers an Award to a Family Member, the transferred Award may not be subsequently transferred by the transferee (other than another to a Family Member of the original recipient of the Award) except by will or the laws of descent and distribution. A transferred Award shall continue to be governed by and subject to the terms and limitations in this Plan and the Award Agreement. For purposes of this Section 12.5, the term “Family Member” means, with respect to the original recipient of the Award, such Participant’s spouse, child, grandchild, parent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, and sister-in-law, including adoptive relationships, a trust in which such spouse, child, grandchild, parent, grandparent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, sister-in-law or Participant has more than a 50% beneficial interest, or a family limited partnership in which the Participant is the general partner. Notwithstanding the foregoing, an Incentive Stock Option shall not be transferable other than by will or the laws of descent and distribution.

12.6 Beneficiaries. Notwithstanding Section 12.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant’s spouse as his beneficiary with respect to more than 50% of the Participant’s interest in the Award will not be effective without the written consent of the Participant’s spouse. If no beneficiary has been designated or survives the Participant, payment will be made to the person entitled thereto under the Participant’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

12.7 Stock Certificates. Notwithstanding anything herein to the contrary, the Company will not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Awards, unless and until the Board has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed or traded. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with Federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Board may require that a Participant make such reasonable covenants, agreements, and representations as the Board, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

12.8 Authority To Accelerate Upon A Change Of Control. The Committee may in its discretion take any or all of the following actions in the event of a Change of Control: (i) by written notice to each Participant, provide that his or her Awards will be terminated unless exercised within thirty days (or such longer period as the Committee shall determine in its sole discretion) after the date of such notice (without acceleration of the exercisability of such Awards); and (ii) advance the date or dates upon which any or all outstanding Awards shall be exercisable. Whenever deemed appropriate by the Committee, any action referred to in subparagraph (i) above may be made conditional upon the consummation of the applicable Change of Control. The provisions of this Section 12.8 shall apply notwithstanding any other provision of the Plan.

ARTICLE 13

AMENDMENT, MODIFICATION, AND TERMINATION

13.1 Amendment, Modification, And Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company will obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

13.2 Awards Previously Granted. Except as provided in Article 11, the Committee may waive any conditions or rights under, or amend any terms of, any Award theretofore granted, prospectively or retroactively. Except as otherwise provided in the Plan, including without limitation, the provisions of Section 5.5, no termination, amendment, or modification of an Award or the Plan will adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

ARTICLE 14

GENERAL PROVISIONS

14.1 No Rights To Awards. No Participant, employee, or other person will have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants, employees, and other persons uniformly.

14.2 No Stockholders Rights. No Award gives the Participant any of the rights of a stockholder of the Company unless and until such Participant has satisfied all requirements for exercise or settlement of the Award pursuant to its terms and shares of Stock are in fact issued to such person in connection with such Award.

14.3 Withholding. The Company or any Subsidiary has the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With the Committee’s consent, a Participant may elect to have the Company withhold from those shares of Stock that would otherwise be received upon the exercise or settlement of any Award, or to surrender from shares of Stock that the Participant previously acquired, a number of shares having a Fair Market Value equal to the minimum statutory amount necessary to satisfy the Company’s applicable federal, state, local and foreign income and employment tax withholding obligations with respect to an Award.

14.4 No Implied Employment Or Other Rights.

(a) Neither a Participant nor any other person shall acquire, by reason of participation in the Plan, any right in or title to any assets, funds or property of the Company or any Affiliate whatsoever including without limitation, any specific funds, assets or other property which the Company or any Affiliate, in its or their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Affiliate, and nothing contained in the Plan shall constitute a representation or guarantee that the assets of the Company or any Affiliate shall be sufficient to pay any benefits to any person.

(b) A Participant’s employment with the Company or an Affiliate, if applicable, is not for any specified term and may be terminated by such Participant or the Company or the Affiliate at any time, for any reason, with or without cause, notwithstanding the vesting or other terms and conditions of any outstanding Awards. Nothing in this Plan nor in any Award Agreement shall confer upon any Participant any promise or commitment by the Company or an Affiliate regarding future positions, future work assignments, future compensation or any other term or condition of employment or affiliation.

14.5 Unfunded Status Of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate.

14.6 Indemnification. To the extent allowable under applicable law, each member of the Committee or the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification is in addition to any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

14.7 Relationship To Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate.

14.8 Expenses. The Company and its Subsidiaries shall pay the expenses of administering the Plan.

14.9 Titles And Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and if there is any conflict, the text of the Plan, rather than such titles or headings, will control.

14.10 Fractional Shares. No fractional shares of stock will be issued and the Committee will determine, in its discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up or down as appropriate.

14.11 Securities Law Compliance. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it will be void to the extent permitted by law and voidable as deemed advisable by the Committee.

14.12 Government And Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company will be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the Securities Act of 1933, as amended, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

14.13 Governing Law. The Plan and all Award Agreements will be construed in accordance with and governed by the laws of the State of Delaware.

14.14 Section 409A. If any payments under this Plan are subject to the provisions of Code Section 409A, it is intended that the Plan comply fully with and meet all the requirements of Code Section 409A. Specifically, if any payments under this Plan are subject to Code Section 409A and are made on account of separation of service to any Participant who qualifies as a “specified employee” (as defined in Code Section 409A(a)(2)(B)(i) and the regulations thereunder), such payment shall not be made to the Participant earlier than the end of the six-month period following such Participant’s separation of service.

14.15 Plan Termination. The Plan will expire on, and no Award may be granted pursuant to the Plan after, the tenth anniversary of the Effective Date of the amendment and restatement. Any Awards that are outstanding on the tenth anniversary of the Effective Date of the amendment and restatement shall remain in force according to the terms of the Plan and the Award Agreement.

ENCORE CAPITAL GROUP, INC.

ANNUAL MEETING OF STOCKHOLDERS, JUNE 9, 2009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned acknowledges receipt of the notice of Annual Meeting of Stockholders to be held on June 9, 2009 and the proxy statement and appoints J. Brandon Black and Paul Grinberg, or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Encore Capital Group, Inc. that the undersigned is entitled to vote, either on his or her own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of Encore to be held at Le Parker Meridien New York, 118 West 57th Street, New York, New York 10019, on June 9, 2009, at 9:00 a.m. local time, and at any adjournment or postponement thereof, and to vote in their discretion on such other business as may properly come before the Annual Meeting and any postponement or adjournment thereof.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

ANNUAL MEETING OF STOCKHOLDERS

ENCORE CAPITAL GROUP, INC.

June 9, 2009

PROXY VOTING INSTRUCTIONS

INTERNET – Access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.

TELEPHONE – Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call, and use the Company Number and Account Number shown on your proxy card.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

IN PERSON – You may vote your shares in person by attending the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on June 9, 2009:

The Proxy Statement and the Annual Report on Form 10-K are available at

http://phx.corporate-ir.net/phoenix.zhtml?c=115920&p=irol-proxy

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:    ☒

1.	ELECTION OF DIRECTORS:

FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below) ☐

Nominees:

¡ J. BRANDON BLACK

¡ TIMOTHY J. HANFORD

¡ GEORGE LUND

¡ RICHARD A. MANDELL

¡ WILLEM MESDAG

¡ JOHN J. OROS

¡ J. CHRISTOPHER TEETS

¡ WARREN WILCOX

Intended election of an additional Nominee after the Annual Meeting:

¡ H RONALD WEISSMAN

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	PROPOSAL TO AMEND AND RESTATE THE COMPANY’S 2005 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES SUBJECT TO THE PLAN BY 2,000,000 SHARES AND TO MAKE CERTAIN OTHER AMENDMENTS TO THE PLAN.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	PROPOSAL TO APPROVE THE “PERFORMANCE-BASED” COMPENSATION PROVISIONS OF THE COMPANY’S 2005 STOCK INCENTIVE PLAN.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	RATIFICATION OF SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the above-listed nominees and FOR Proposals 2, 3 and 4. This proxy also confers discretionary authority to vote on such other matters as may come before the Annual Meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at such meeting or at any adjournment or postponement thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.    ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Date:                          Signature of Stockholder:                                               Date:                          Signature of Stockholder:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS

ENCORE CAPITAL GROUP, INC.

June 9, 2009

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to be Held on June 9, 2009:

The Proxy Statement and the Annual Report on Form 10-K are available at

http://phx.corporate-ir.net/phoenix.zhtml?c=115920&p=irol-proxy

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:    ☒

1.	ELECTION OF DIRECTORS:

FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below) ☐

Nominees:

¡ J. BRANDON BLACK

¡ TIMOTHY J. HANFORD

¡ GEORGE LUND

¡ RICHARD A. MANDELL

¡ WILLEM MESDAG

¡ JOHN J. OROS

¡ J. CHRISTOPHER TEETS

¡ WARREN WILCOX

Intended election of an additional Nominee after the Annual Meeting:

¡ H RONALD WEISSMAN

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	PROPOSAL TO AMEND AND RESTATE THE COMPANY’S 2005 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES SUBJECT TO THE PLAN BY 2,000,000 SHARES AND TO MAKE CERTAIN OTHER AMENDMENTS TO THE PLAN.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	PROPOSAL TO APPROVE THE “PERFORMANCE-BASED” COMPENSATION PROVISIONS OF THE COMPANY’S 2005 STOCK INCENTIVE PLAN.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	RATIFICATION OF SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2009.

FOR	AGAINST	ABSTAIN
☐	☐	☐

5.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This Proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted FOR the election of the above-listed nominees and FOR Proposals 2, 3 and 4. This proxy also confers discretionary authority to vote on such other matters as may come before the Annual Meeting. The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at such meeting or at any adjournment or postponement thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.    ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Date:                          Signature of Stockholder:                                               Date:                          Signature of Stockholder:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.